EXHIBIT 10.11

***    Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

CREDIT AND GUARANTY AGREEMENT
dated as of July 9, 2015
among
HAMILTON LANE ADVISORS, L.L.C.,
CERTAIN SUBSIDIARIES OF HAMILTON LANE ADVISORS, L.L.C.,
as Guarantors,
VARIOUS LENDERS
and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent and Collateral Agent

$260,000,000 Senior Secured Term Loan

MORGAN STANLEY SENIOR FUNDING, INC.,
as Sole Lead Arranger and Bookrunner and Syndication Agent

- i -

- ii -

- iii -

- iv -

APPENDICES:	A	Loan Commitments
	B	Notice Addresses
SCHEDULES:	4.10	Restricted Junior Payments
	4.13	Real Estate Assets
	4.16	Material Contracts and Management Agreements
	4.29	Membership in FINRA
	5.15	Post-Closing Obligations
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.3	Negative Pledges
	6.5	Certain Restrictions on Subsidiary Distributions
	6.6	Certain Investments
	6.11	Certain Affiliate Transactions

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	B	Loan Note
	C	Compliance Certificate
	D	Assignment Agreement
	E-1	Certificate re Non-Bank Status for Foreign Lenders that are not Partnerships
	E-2	Certificate re Non-Bank Status for Foreign Participants that are not Partnerships
	E-3	Certificate re Non-Bank Status for Foreign Participants that are Partnerships
	E-4	Certificate re Non-Bank Status for Foreign Lenders that are Partnerships
	F-1	Closing Date Certificate
	F-2	Solvency Certificate
	G	Counterpart Agreement
	H	Pledge and Security Agreement
	I	Intercompany Note
	J	Modified Dutch Auction Procedures
	K	Interest Redemption Agreement
	L	Perfection Certificate

- v -

CREDIT AND GUARANTY AGREEMENT
This CREDIT AND GUARANTY AGREEMENT, dated as of July 9, 2015, is entered into by and among HAMILTON LANE ADVISORS, L.L.C., a Pennsylvania limited liability company (“Borrower”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the Lenders party hereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”) and as Collateral Agent (together with its permitted successors in such capacity, “Collateral Agent”).
RECITALS:
WHEREAS, capitalized terms used in these recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;
WHEREAS, Borrower entered into the 2012 Credit Agreement (as defined below);
WHEREAS, Lenders have agreed to extend Loans in an aggregate principal amount not to exceed $260,000,000, the proceeds of which will be used by Borrower, together with available cash, to purchase Equity Interests of Borrower from certain equityholders in an aggregate amount not to exceed $170,000,000, to repay any and all outstanding obligations under the 2012 Credit Agreement, to finance the Special Dividend (as defined below) and for general corporate purposes, including payment of fees and expenses in connection with the closing of the transactions contemplated hereunder;
WHEREAS, Borrower has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets, subject to applicable local law restrictions and subject to the other limitations set forth herein and in the other Credit Documents; and
WHEREAS, Guarantors have agreed to guarantee the obligations of Borrower hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of their respective assets, subject to applicable local law restrictions and subject to the other limitations set forth herein and in the other Credit Documents.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.DEFINITIONS AND INTERPRETATION
1.1    Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:
“2012 Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of February 28, 2012, as amended from time to time prior to the date hereof, by and among Borrower, certain Subsidiaries of Borrower, the various lenders from time to time party thereto, the other parties thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent.
“Additional Commitments” as defined in Section 2.22(a).

“Additional Commitments Effective Date” as defined in Section 2.22(b).
“Additional Credit Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent in consultation with Borrower, be in the form of an amendment and restatement of this Agreement) providing for any Extension pursuant to Section 2.21, Additional Commitments pursuant to Section 2.22 and/or Refinancing Term Loans pursuant to Section 2.23, which shall be consistent with the applicable provisions of this Agreement and otherwise reasonably satisfactory to the parties thereto; provided that at no time shall there be more than five different Classes of Loans outstanding at any time. Each Additional Credit Extension Amendment shall be executed by Administrative Agent, Credit Parties and the other parties specified in the applicable Section of this Agreement (but not any other Lender not specified in the applicable Section of this Agreement), but shall not effect any amendments that would require the consent of each affected Lender or all Lenders pursuant to the proviso in Section 10.5(b). Any Additional Credit Extension Amendment may include conditions for delivery of opinions of counsel and other documentation consistent with the conditions in Section 3.1 and certificates confirming satisfaction of conditions consistent with Section 3.2, all to the extent reasonably requested by Administrative Agent or the other parties to such Additional Credit Extension Amendment.
“Additional Term Loans” means loans made pursuant to Additional Commitments.
“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) (a) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of Bloomberg Information Services that displays an average ICE Benchmark Administration Interest Settlement Rate (or the successor thereto if the ICE Benchmark Administration is no longer making such offered rate available) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average ICE Benchmark Administration Interest Settlement Rate (or the successor thereto if the ICE Benchmark Administration is no longer making such offered rate available) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by JPMorgan Chase Bank, N.A. for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement; provided, however, that notwithstanding the foregoing, the Adjusted Eurodollar Rate shall at no time be less than 0.75% per annum.
“Administrative Agent” as defined in the preamble hereto.
“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Borrower or any of its Subsidiaries) at law or in equity, or before or by any

Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Borrower or any of its Subsidiaries, threatened against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries.
“Affected Lender” as defined in Section 2.15(b).
“Affected Loans” as defined in Section 2.15(b).
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise; provided, that no Investment Fund shall be deemed to be an Affiliate of Borrower or its Subsidiaries.
“Affiliate Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Annex C to Exhibit J, with such amendments or modifications as may be approved by Administrative Agent.
“Agent” means each of (i) Administrative Agent, (ii) Syndication Agent, (iii) Collateral Agent, (iv) Arranger and (v) any other Person appointed under the Credit Documents to serve in an agent or similar capacity, including, without limitation, any Auction Manager.
“Agent Affiliates” as defined in Section 10.1(b)(iii).
“Aggregate Amounts Due” as defined in Section 2.14.
“Aggregate Payments” as defined in Section 7.2.
“Agreement” means this Credit and Guaranty Agreement, dated as of July 9, 2015 as it may be amended, restated, supplemented or otherwise modified from time to time.
“Anti-Money Laundering Laws” as defined in Section 4.27(d).
“Applicable ECF Percentage” means in respect of each ECF Period, 50%; provided that the Applicable ECF Percentage for any such ECF Period shall be (x) 25% if the Total Leverage Ratio as of the last day of such ECF Period is equal to or less than 2.50 to 1.00 but greater than 1.75 to 1.00 and (y) 0% if the Total Leverage Ratio as of the last day of such ECF Period is equal to or less than 1.75 to 1.00.
“Applicable Margin” means, with respect to any day, a percentage, per annum, equal to 2.50%, in the case of loans bearing interest at the Base Rate, or (ii) 3.50%, in the case of loans bearing interest at the Adjusted Eurodollar Rate.
“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.
“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to Agents or Lenders by means of electronic communications pursuant to Section 10.1(b).
“Arranger” means MSSF, in its capacity as the sole lead arranger and sole bookrunner of the credit facility hereunder.
“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with, any Person (other than Borrower or any Guarantor), in one transaction or a series of transactions, of all or any part of Borrower’s or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of any of Borrower’s Subsidiaries, other than (i) inventory (or other assets) sold, leased or licensed out in the ordinary course of business (excluding any such sales, leases or licenses out by operations or divisions discontinued or to be discontinued), and (ii) sales, leases or licenses out of other assets for aggregate consideration of less than $250,000 with respect to any transaction or series of related transactions and less than $1,000,000 in the aggregate during any Fiscal Year.
“Assignment Agreement” means, as applicable, (a) an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by Administrative Agent or (b) an Affiliate Assignment Agreement.
“Assignment Effective Date” as defined in Section 10.6(b).
“Auction” as defined in Section 10.6(i)(i).
“Auction Manager” means (a) the Administrative Agent or (b) any other financial institution or advisor agreed by Borrower and Administrative Agent (whether or not an affiliate of Administrative Agent) to act as an arranger in connection with any repurchases pursuant to Section 10.6(i).
“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, vice president (or the equivalent thereof), general counsel, chief financial officer or treasurer of such Person; provided that the secretary or assistant secretary of such Person shall have delivered an incumbency certificate to Administrative Agent as to the authority of such Authorized Officer.
“Available Amount” means, as at any date of determination, an amount equal to, without duplication:

(i)    the Cumulative Retained Excess Cash Flow as of such date; plus
(ii)    100% of the aggregate cash proceeds received by Borrower (x) from the issue and sale of its Equity Interests or from a contribution to the capital of Borrower, or (y) in connection with a conversion or exchange of Indebtedness into Equity Interests of Borrower in a transaction described in clause (iii) below, in each case subsequent to the Closing Date and other than Excluded Proceeds; plus
(iii)    the amount by which Indebtedness of Borrower or any of its Subsidiaries is reduced on Borrower’s consolidated balance sheet upon the conversion or exchange into Equity Interests (other than Disqualified Equity Interests) of Borrower subsequent to the Closing Date of any Indebtedness of Borrower or any of its Subsidiaries (other than Indebtedness held by Borrower or any of its Subsidiaries) (less the amount of any cash, or the fair market value of any other property, distributed by Borrower upon such conversion or exchange, provided that such amount shall not include the fair market value of any Equity Interests of Borrower (other than Disqualified Equity Interests) so distributed); minus
(iv)    the aggregate amount of Restricted Junior Payments made after the Closing Date and prior to such date of determination pursuant to Section 6.4(g)(ii); minus
(v)    the aggregate amount of Investments made after the Closing Date and prior to such date of determination pursuant to Section 6.6(n)(ii), with each such Investment measured as of the date made and without giving effect to subsequent changes in value, net of returns, repayments and proceeds received of such Investments made pursuant to Section 6.6(n)(ii) prior to such date of determination.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (iii) the sum of (a) the Adjusted Eurodollar Rate (after giving effect to the Adjusted Eurodollar Rate “floor”) that would be payable on such day for a Eurodollar Rate Loan with a one-month interest period plus (b) the difference between the Applicable Margin for Eurodollar Rate Loans and the Applicable Margin for Base Rate Loans. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively; provided, however, that notwithstanding the foregoing, the Base Rate shall at no time be less than 1.75% per annum.
“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.
“Beneficiary” means each Agent, Lender and Lender Counterparty.
“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Borrower” as defined in the preamble hereto.

“Broker-Dealer Subsidiary” means (i) the Subsidiaries of Borrower listed on Schedule I(b)(i) of the Perfection Certificate as, and any other Subsidiary of Borrower that becomes, a broker-dealer registered under the Exchange Act or associated persons thereof, as defined therein, after the Closing Date and (ii) the Subsidiaries of Borrower listed on Schedule I(b)(ii) of the Perfection Certificate as, and any other Subsidiary of Borrower that becomes, an introducing broker that is required to register under the Commodity Exchange Act after the Closing Date.
“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” means any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.
“Cash” means money, currency or a credit balance in any demand or Deposit Account.
“Cash Equivalents” means, as at any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $500,000,000; (v) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) or (ii) above entered into with any bank meeting the qualifications specified in clause (iv) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; and (vi) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.
“Cash Management Agreement” means any agreement or arrangement governing Cash Management Obligations that is entered into by and between any Credit Party and a Cash Management Bank.
“Cash Management Bank” means any Person that (a) is an Agent, a Lender or an Affiliate of an Agent or Lender or (b) was an Agent, a Lender or an Affiliate of an Agent or Lender at the time it entered into a Secured Cash Management Agreement, whether or not such Person subsequently ceases to be an Agent, a Lender or an Affiliate of an Agent or Lender.
“Cash Management Obligations” means obligations in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements), including obligations for the payment of fees, interest, charges, expenses and disbursements in connection therewith to the extent provided for in the documents evidencing such cash management services.
“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit E-1, E-2, E-3, or E-4, as applicable.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.
“CFC Holdco” means (i) any Domestic Subsidiary that has no material assets other than the Equity Interests in one or more CFCs and (ii) any entity treated as disregarded for U.S. federal income tax purposes that owns more than 65% of the voting stock of a CFC or a Subsidiary described in clause (i) of this definition.
“CFTC” means the U.S. Commodity Futures Trading Commission, any successor thereto and any analogous Governmental Authority.
“Change in Law” as defined in Section 2.16(a).
“Change of Control” means an event or series of events by which:
(a)    at any time prior to a Qualified IPO, (i) the Key Person Investors shall cease to beneficially own and control, directly or indirectly, at least 35% on a fully diluted basis, of the economic and voting interests in the Equity Interests of Borrower; provided, however, such percentage of ownership and control may be reduced to no less than 25%, so long as no Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) owns or controls, directly or indirectly, a greater economic and voting interest in the Equity Interests of Borrower than the Key Person Investors or (ii) Persons who own and control, directly or indirectly the economic and voting interests of the Borrower as of the Closing Date (after giving effect to the Transactions), shall cease to own and control at least 51% of the economic and voting interests of the Borrower at any time;
(b)    at any time upon or after a Qualified IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Key Person Investors, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of the greater of (x) 35% or more of the total voting power of the Voting Stock of Borrower and (y) the total voting power of the Voting Stock of Borrower then beneficially owned and controlled by the Key Person Investors; provided, however, that a holding company that conducts no material activities other than holding Equity Interests of Borrower or any direct or indirect parent of Borrower and has no material assets other than such Equity Interests will not be considered a “person” for purposes of this clause (b); or

(c)    the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Borrower and its Subsidiaries taken as a whole to any “person” or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than one or more Key Person Investors.
“Class” means (i) with respect to any Loan Commitment, its character as a commitment to make or otherwise fund an Initial Term Loans, Additional Term Loans, Extended Term Loans and/or Refinancing Term Loans (whether established by way of new Loan Commitments or by way of conversion or extension of existing Loan Commitments or Loans) designated as a “Class” in an Additional Credit Extension Amendment and (ii) with respect to any Loans, its character as an Initial Term Loans, Additional Term Loans, Extended Term Loans and/or Refinancing Term Loans (whether made pursuant to new Loan Commitments or by way of conversion or extension of existing Loans) designated as a “Class” in an Additional Credit Extension Amendment. Loan Commitments or Loans that have different Maturity Dates, pricing (other than upfront fees) or other terms shall be designated separate Classes; provided that at no time shall there be more than five different Classes of Loans outstanding at any time.
“Closing Date” means July 9, 2015, the date on which the Initial Term Loans are made.
“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit F-1.
“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.
“Collateral Agent” as defined in the preamble hereto.
“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, the Intellectual Property Security Agreements and all other instruments, documents and agreements delivered by or on behalf of any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to, or perfect in favor of, Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.
“Commitment” means any Loan Commitment.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Borrower and its Subsidiaries on a Deconsolidated Basis equal to (i) Consolidated Net Income, plus, to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for (a) Consolidated Interest Expense, (b) provisions for taxes based on income (as determined on a Deconsolidated Basis), (c) total depreciation expense (as determined on a Deconsolidated Basis), (d) total amortization expense (as determined on a Deconsolidated Basis and including the amortization of any upfront fees payable in connection with the Loans), (e) any Transaction Costs, (f) losses (and minus gains) of Borrower or any Subsidiary as the general partner or other investor in any Investment Funds, and (g) other non-Cash charges reducing Consolidated Net Income (excluding any such non-Cash charge to the extent that it represents an accrual or reserve for potential Cash charge in any future period or amortization of a prepaid Cash charge that was paid in a prior period), minus (ii) other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period).
Notwithstanding the foregoing, before giving effect to any adjustments pursuant to Section 1.5 for any Permitted Acquisition or Asset Sale that occurs after the Closing Date, Consolidated Adjusted EBITDA shall be deemed to be equal to $17,565,000, $15,560,000, $21,189,000 and $19,393,000 for the Fiscal Quarters ended June 30, 2014, September 30, 2014, December 31, 2014 and March 31, 2015, respectively.
“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Borrower and its Subsidiaries during such period determined on a Deconsolidated Basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items, or which should otherwise be capitalized, as reflected on a Deconsolidated Basis in the statement of cash flows of Borrower and its Subsidiaries; provided that Consolidated Capital Expenditures shall not include any expenditures (i) for replacements and substitutions for fixed assets, capital assets or equipment to the extent made with Net Asset Sale Proceeds invested pursuant to Section 2.11(a) or with Net Insurance/Condemnation Proceeds invested pursuant to Section 2.11(b) or (ii) which constitute or are acquired in connection with a Permitted Acquisition permitted under Section 6.8.
“Consolidated Current Assets” means, as at any date of determination, the total assets of a Person and its Subsidiaries on a Deconsolidated Basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.
“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of a Person and its Subsidiaries on a Deconsolidated Basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.
“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to:
(i)    the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, plus, (b) to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for non-Cash charges reducing Consolidated Net Income, including for depreciation and amortization (excluding any such non-Cash charge to the extent that it represents an accrual or reserve for potential Cash charge in any future period or amortization of a prepaid Cash gain that was paid in a prior period), plus (c) without duplication, the Consolidated Working Capital Adjustment, minus
(ii)    the sum, without duplication, of (a) the amounts for such period paid from Internally Generated Cash of (1) scheduled repayments of Indebtedness for borrowed money (excluding repayments of the SVB Credit Agreement or other revolving loans, except to the extent the commitment to lend under such revolving commitment is permanently reduced in connection with such repayments) and scheduled repayments of obligations under Capital Leases (excluding any interest expense portion thereof), and (2) Consolidated Capital Expenditures, plus

(b) other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period), plus (c) tax distributions to equity owners to the extent permitted under Section 6.4(b), plus (d) to the extent paid from Internally Generated Cash, net Investments made in cash during such period pursuant to Section 6.6(f), (h), (l), (m) and (n)(i) plus (e) repurchases of Equity Interests pursuant to Section 6.4(e). As used in this clause (ii), “scheduled repayments of Indebtedness” does not include (x) mandatory prepayments or voluntary prepayments and (y) repurchases of Loans pursuant to Section 10.6(i).
“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Borrower and its Subsidiaries on a Deconsolidated Basis with respect to all outstanding Indebtedness of Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amount not payable in Cash and any amounts referred to in Section 2.8(a) or (b) payable on or before the Closing Date.
“Consolidated Net Income” means, for any period, (i) the net income (or loss) of Borrower and its Subsidiaries on a Deconsolidated Basis for such period taken as a single accounting period determined in conformity with GAAP, minus (or plus) (ii) without duplication, (a) the income (or loss) of any Person (other than a Subsidiary of Borrower) in which any other Person (other than Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated (or included on a Deconsolidated Basis) with Borrower or any of its Subsidiaries or that Person’s assets are acquired by Borrower or any of its Subsidiaries (except as otherwise provided in Section 1.5), (c) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any gains (or losses) attributable to Asset Sales reduced by any distributions that would be permitted to be made pursuant to Section 6.4(b) as a result of such sale or returned surplus assets of any Pension Plan, (e) the income (or loss) attributable to the early extinguishment of Indebtedness and (f) any non-recurring gains (or loss). For purposes of this definition of “Consolidated Net Income,” “non-recurring” means any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; provided that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.
“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate amount of all Indebtedness of Borrower and its Subsidiaries determined on a Deconsolidated Basis in accordance with GAAP, minus (b) the aggregate amount of Unrestricted Cash included in the consolidated balance sheet on a Deconsolidated Basis of Borrower and its Subsidiaries as of such date in excess of $15,000,000.
“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets of Borrower and its Subsidiaries over Consolidated Current Liabilities of Borrower and its Subsidiaries.

“Consolidated Working Capital Adjustment” means, for any period on a Deconsolidated Basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period. In calculating the Consolidated Working Capital Adjustment there shall be excluded the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities and the effect of any Permitted Acquisition during such period; provided that (i) there shall be included with respect to any Permitted Acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital acquired in such Permitted Acquisition as at the time of such acquisition exceeds (or is less than) Consolidated Working Capital at the end of such period.
“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Contributing Guarantors” as defined in Section 7.2.
“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.
“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.
“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit G delivered by a Credit Party pursuant to Section 5.10.
“Credit Date” means the date of a Credit Extension.
“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, any documents, and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Credit Party for the benefit of any Agent or any Lender in connection herewith on or after the date hereof.
“Credit Extension” means the making of a Loan.
“Credit Parties” means Borrower and the Guarantors.
“Cumulative Retained Excess Cash Flow” means, as of any time of determination, the sum of, for each ECF Period for which the prepayment pursuant to Section 2.11(d) has been made (or, in the case of an ECF Period in respect of which no prepayment pursuant to Section 2.11(d) is required, for which 90 days have passed since the end of such ECF Period), an amount (if positive) equal to the Consolidated Excess Cash Flow for such ECF Period minus the Applicable ECF Percentage of such Consolidated Excess Cash Flow, all of the foregoing on a cumulative basis for all such ECF Periods prior to such time of determination.
“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Borrower’ and its Subsidiaries’ operations and not for speculative purposes.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Declined Amount” as defined in Section 2.11(f).
“Deconsolidated Basis” means, with respect to Borrower and its Subsidiaries for purposes of any defined term herein that includes such term, Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP without giving effect to the consolidation of the Investment Funds as required by Accounting Standards Codification 810 and otherwise consistent with Borrower’s historical practices such that consolidation shall not include the assets, liabilities, revenues, expenses or cash flows of any Investment Fund or any related inter-company eliminations but, except as otherwise provided herein, shall include Borrower’s and its Subsidiaries’ investments in and gains and losses of the Investment Funds under the equity method of accounting.
“Default” means a condition or event that is, or after notice or lapse of time or both would constitute, an Event of Default.
“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, and (b) Administrative Agent has received notification that such Lender is, or has a direct or indirect parent company that is (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors or (ii) the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Deposit Account” has the meaning given to such term in the UCC as in effect from time in the State of New York.
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity

Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments or dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date.
“Dollars” and the sign “$” mean the lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary of Borrower that is organized under the laws of the United States of America, any State thereof, or the District of Columbia.
“ECF Period” means (i) the six months ending March 31, 2016 and (ii) each Fiscal Year thereafter.
“Eligible Assignee” means any Person other than a natural Person that is (i) a Lender, an Affiliate of any Lender or a Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), or (ii) any other Person (other than a Defaulting Lender, or Borrower or any of its Subsidiaries or Affiliates (except assignments to Borrower pursuant to Section 10.6(i))).
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Borrower or any of its Subsidiaries or with respect to which Borrower or its Subsidiaries could have any contingent or direct liability (including as a result of their current or former affiliation with any of their respective ERISA Affiliates).
“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Borrower or any of its Subsidiaries or any Facility.
“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but in any event not including any debt securities.
“Equity Purchase” means the equity purchase transaction pursuant to the Interest Redemption Agreement; provided that the aggregate amount expended to fund such transaction shall not exceed $170,000,000.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.
“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Borrower or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Borrower or such Subsidiary and with respect to liabilities arising after such period for which Borrower or such Subsidiary could be liable under the Internal Revenue Code or ERISA.
“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code.
“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.
“Event of Default” means each of the conditions or events set forth in Section 8.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“Excluded Proceeds” means proceeds from the issue and sale of (a) Equity Interests to a Subsidiary of Borrower or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by Borrower or any Subsidiary unless such loans have been repaid with cash on or prior to the date of determination or (b) Disqualified Equity Interests.
“Excluded Subsidiary” means (i) any Subsidiary to the extent that such Subsidiary is prohibited from providing a guarantee in respect of the Obligations by applicable law, rule or regulation or which would require Governmental Authorization, unless such Governmental Authorization has been received, (ii) any Subsidiary that is, or has applied to become, a CFTC-registered introducing broker or a FINRA-member Broker-Dealer so long as all of the Equity Interests of such Subsidiary (to the extent owned by a Credit Party and not excluded from the Collateral by operation of Section 2.2 of the Pledge and Security Agreement) are subject to a perfected First Priority pledge in favor of Collateral Agent, (iii) any Foreign Subsidiary that is a CFC, (iv) any direct or indirect Domestic Subsidiary of a Foreign Subsidiary that is a CFC, (v) any CFC Holdco, (vi) any Subsidiary that is not a Wholly Owned Subsidiary, (vii) any Immaterial Subsidiary and (viii) any Subsidiary for which the cost of providing a guarantee of the Obligations is excessive in relation to the value afforded to the Lenders thereby, as reasonably determined by Borrower and agreed to by Administrative Agent.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranteed Obligation of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranteed Obligation thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the CFTC (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranteed Obligation of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranteed Obligation or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) Taxes imposed on or measured by the recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of the recipient being organized or having its principal office or, in the case of any Lender, its applicable lending office, in the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) any withholding Taxes that are attributable to a Lender’s failure or inability to comply with Section 2.17(c), (c) any U.S. federal withholding Taxes imposed pursuant to FATCA, and (d) any U.S. federal withholding

Taxes imposed on amounts payable to or for the account of Lender pursuant to a law in effect on the date on which Lender becomes a party hereto (including as a result of the purchase or other acquisition of an interest in any Loan) or designates a new lending office, except to the extent that such Lender was entitled, at the time of designation of a new lending office, or to the extent that such Lender’s assignor was entitled immediately before such Lender became a party hereto, to receive additional amounts from Borrower with respect to such withholding Tax pursuant to Section 2.17.
“Extended Term Loans” as defined in Section 2.21(a).
“Extension” as defined in Section 2.21(a).
“Extension Offer” as defined in Section 2.21(a).
“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.
“Fair Share” as defined in Section 7.2.
“Fair Share Contribution Amount” as defined in Section 7.2.
“FATCA” means Sections 1471 through 1474, as of the date hereof, of the Internal Revenue Code (or any amended or successor version that is substantively comparably and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any applicable intergovernmental agreements between a non-U.S. jurisdiction and the United States with respect thereto, and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
“Federal Funds Effective Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent.
“Financial Covenant” means the covenant set forth in Section 6.7.
“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Borrower that such financial statements fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.
“Financial Plan” as defined in Section 5.1(h).
“FINRA” means the Financial Industry Regulatory Authority, Inc., or any other self-regulatory body which succeeds to the functions of the Financial Industry Regulatory Authority, Inc.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of Borrower and its Subsidiaries ending on March 31 of each calendar year.
“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.
“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.
“Foreign Material Subsidiary” means any Subsidiary of Borrower that is a CFC or CFC Holdco and is not an Immaterial Subsidiary.
“Foreign Subsidiary” means any Subsidiary of Borrower that is not a Domestic Subsidiary.
“Funding Guarantor” as defined in Section 7.2.
“Funding Notice” means a notice substantially in the form of Exhibit A-1.
“GAAP” means, subject to the provisions of Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.
“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.
“Grantor” as defined in the Pledge and Security Agreement.
“Guaranteed Obligations” as defined in Section 7.1.
“Guarantor” means (i) each Subsidiary of Borrower listed as such on the signature pages to this Agreement and (ii) each other Subsidiary of the Borrower that becomes a Guarantor after the Closing Date pursuant to Section 5.10, in each case, until such Subsidiary is released as a Guarantor in accordance with this Agreement.
“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.
“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
“Hedge Agreement” means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty.
“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.
“Historical Financial Statements” means as of the Closing Date, (i) the audited financial statements of Borrower and its Subsidiaries, and, to the extent required under GAAP, the Investment Funds, for the preceding three Fiscal Years for which such audited financial statements are available, consisting of balance sheets and the related consolidated statements of income, members’ equity and cash flows for such Fiscal Years, and (ii) the Deconsolidated Basis unaudited financial statements of Borrower and its Subsidiaries as of the most recent Fiscal Quarter ended after the date of the most recent audited financial statements and at least 45 days prior to the Closing Date, consisting of a Deconsolidated Basis balance sheet and the related Deconsolidated Basis statements of income, members’ equity and cash flows for the three-, six- or nine-month period, as applicable, ending on such date, and, in the case of clauses (i) and (ii), certified by the chief financial officer of Borrower that they fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.
“Immaterial Subsidiary” means, with respect to any Person, any Subsidiary of such Person now existing or hereafter acquired or formed by such Person which, on a Deconsolidated Basis for such Subsidiary and all of its Subsidiaries, (i) for the most recent fiscal year of such Person did not account for more than 2.5% of the revenues on a Deconsolidated Basis of such Person and its Subsidiaries, (ii) as at the end of such fiscal year, was the owner of less than 2.5% of the assets on a Deconsolidated Basis of such Person and its Subsidiaries, (iii) when taken together with all other Immaterial Subsidiaries of such Person, for the most recent fiscal year of such Person did not account for more than 5% of the revenues on a Deconsolidated Basis of such Person and its Subsidiaries and (iv) when taken together with all other Immaterial Subsidiaries of such Person, as at the end of such fiscal year, was the owner of less than 5% of the assets on a Deconsolidated Basis of such Person and its Subsidiaries. Each Immaterial Subsidiary of Borrower as of the Closing Date shall be listed as such on Schedule I(b)(iii) of the Perfection Certificate.
“Increased-Cost Lender” as defined in Section 2.20.
“Incremental Cap” means, at any date of determination and with respect to the proposed incurrence of any Additional Term Loans, an amount equal to the greater of (a) $50,000,000 and (b) an amount such that on a pro forma basis, the Secured Leverage Ratio as of the end of the most recent Fiscal Quarter for which financial statements have been or were required to have been delivered pursuant to Section 5.1 (provided that for purposes of calculating the Secured Leverage Ratio, the cash proceeds of such Additional Term Loans being so incurred shall not be netted (but, for the avoidance of doubt, giving effect to any repayment, repurchase or other reduction of Indebtedness effected with such cash proceeds substantially simultaneously with the incurrence of such Additional Term Loans)) would be less than or equal to 3.65:1.00.
“Indebtedness” means, as applied to any Person, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-out obligations (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) Disqualified Equity Interests; (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; provided that, in each of cases (viii), (ix) and (x) above, such amount shall only constitute Indebtedness to the extent that the obligation or liability so guarantied or otherwise supported would otherwise constitute Indebtedness hereunder; (xi) all obligations of such Person in respect of any exchange traded or over-the-counter derivative transaction, including under any Interest Rate Agreement or Currency Agreement, in each case, whether entered into for hedging or speculative purposes or otherwise; provided, (i) in no event shall obligations under any Hedge Agreement be deemed “Indebtedness” for purposes of the Financial Covenant unless such obligations relate to a derivatives transaction which has been terminated and (ii) notwithstanding the foregoing, in no event shall “Indebtedness” include any liability of a general partner of an Investment Fund, with respect to the liabilities of such Investment Fund, to the extent imposed by applicable law, if (x) such general partner is a special purpose Subsidiary and has no assets or liabilities other than those related to the general partnership interest in such Investment Fund and (y) no other Subsidiary has liability for the liabilities of such Investment Fund.
“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect, special or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, any amendments, waivers or consents with respect to any provision of this Agreement or any of the other Credit Documents, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); or (ii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrower or any of its Subsidiaries.
“Indemnified Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document, and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” as defined in Section 10.3(a).
“Initial Term Loan” as defined in Section 2.1(a).
“Installment” as defined in Section 2.9.
“Intellectual Property” as defined in the Pledge and Security Agreement.
“Intellectual Property Asset” means, at the time of determination, any interest (fee, license or otherwise) then owned by any Credit Party in any Intellectual Property.
“Intellectual Property Security Agreements” as defined in the Pledge and Security Agreement.
“Intercompany Note” means a promissory note substantially in the form of Exhibit I evidencing Indebtedness owed among Credit Parties and their Subsidiaries.
“Interest Payment Date” means with respect to (i) any Loan that is a Base Rate Loan, the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Loan that is a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months, “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.
“Interest Period” means, in connection with a Eurodollar Rate Loan and except as otherwise set forth in Section 2.5(f), an interest period of one, two, three or six months or, to the extent consented to by each applicable Lender, twelve months, as selected by Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of any Loans shall extend beyond the Maturity Date.
“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Borrower’ and its Subsidiaries’ operations and not for speculative purposes.
“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.
“Interest Redemption Agreement” means that certain Interest Redemption Agreement dated on or before the Closing Date, substantially in the form of Exhibit K attached hereto, by and among Borrower, HLA Investments, LLC, a Delaware limited liability company, HL Management Investors, LLC, a Delaware limited liability company, other sellers and optionholders party thereto and selling management members, as the same may be amended, waived or otherwise modified in accordance with Section 6.14 hereof.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.
“Internally Generated Cash” means, with respect to any period, any cash of Borrower or any Subsidiary generated during such period, excluding Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds and any cash that is generated from an incurrence of Indebtedness, an issuance of Equity Interests or a capital contribution.
“Investment” means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Borrower from any Person (other than any Guarantor), of any Equity Interests of such Person; (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Borrower or any of its Subsidiaries to any other Person (other than any Guarantor), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business and (iv) all investments consisting of any exchange traded or over-the-counter derivative transaction, including any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes or otherwise. The amount of any Investment of the type described in clauses (i), (ii) and (iii) shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Investment Fund” means any investment fund or managed account for which Borrower or any Affiliate thereof serves as general partner, managing member, investment manager, investment adviser or sub-adviser.
“Investment Fund Documents” means all limited partnership agreements, limited liability company agreements, subscription agreements, management agreements, advisory agreements, administration agreements and other similar documents and agreements as in effect from time to time for each Investment Fund, together with any amendments, supplements or modifications thereto.
“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.
“Junior Lien Intercreditor Agreement” means a customary intercreditor agreement among the Administrative Agent and one or more representatives for the holders of other Indebtedness, in form and substance reasonably acceptable to Administrative Agent and Borrower, pursuant to which such representatives agree that the Liens securing such Indebtedness are subordinated to the Liens securing the Obligations. Wherever in this Agreement, a representative is required to become party to the Junior Lien Intercreditor Agreement, if the related Indebtedness is the initial Indebtedness incurred by Borrower or any Subsidiary to be secured by a Lien subordinated to the Liens securing the Obligations, then Borrower, the Guarantors, Administrative Agent and the representative for such Indebtedness shall execute and deliver the Junior Lien Intercreditor Agreement.
“Key Person” means any of Messrs. Hartley Rogers, Mario Giannini, Erik Hirsch, Kevin Lucey and Juan Delgado-Moreira.
“Key Person Event” means any of the following events with respect to two or more Key Persons: (i) resignation, termination or other cessation (voluntary or involuntary for any reason) of full-time employment with or active participation in management of Borrower; (ii) death or incapacity; (iii) a conviction, pleading of nolo contendere or a pleading of guilty with respect to a (A) felony, (B) any crime involving the purchase or sale of a security, or (C) any crime arising out of conduct as an investment adviser; or (iv) such Person (A) commits fraud, (B) commits or causes Borrower or any Subsidiary to commit a material breach of any Management Agreement or other Investment Fund Document or commit a breach of fiduciary duty, or (C) engages in gross negligence, reckless disregard of duties or willful misconduct, or otherwise acts in bad faith, in connection with the operations of Borrower or any Subsidiary.
“Key Person Investor” means the Key Persons and any family members (including domestic partners) or relatives thereof, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives.
“Latest Maturity Date” means, as of any date of determination, the latest Maturity Date of any then existing Loans.
“LCA Election” as defined in Section 1.4.
“LCA Test Date” as defined in Section 1.4.

“Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.
“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.
“Lender Counterparty” means each Lender, each Agent and each of their respective Affiliates counterparty to a Hedge Agreement or a Secured Cash Management Agreement (including any Person who is an Agent or a Lender (and any Affiliate thereof) as of the Closing Date or at the time it enters into a Hedge Agreement or a Secured Cash Management Agreement, but subsequently, whether before or after entering into a Hedge Agreement or a Secured Cash Management Agreement, ceases to be an Agent or a Lender, as the case may be); provided, at the time of entering into a Hedge Agreement or a Secured Cash Management Agreement, no Lender Counterparty shall be a Defaulting Lender.
“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.
“Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, by one or more of Borrower and its Subsidiaries of any assets, business or Person permitted by this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party acquisition financing and which is designated as a Limited Condition Acquisition by Borrower or such Subsidiary in writing to Administrative Agent on or prior to the date the definitive agreements for such acquisition are entered into.
“Loan Commitment” means the commitment of a Lender to make or otherwise fund a Loan and “Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Loan Commitment, if any, is set forth on Appendix A, in the applicable Assignment Agreement, or in the Additional Credit Extension Amendment pursuant to which such Loan Commitment is made, as the case may be, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Loan Commitments as of the Closing Date is $260,000,000.
“Loans” means Initial Term Loans, Additional Term Loans, Extended Term Loans and/or Refinancing Term Loans, as the context requires.
“Management Agreements” means all management agreements and Organizational Documents that set forth Management Fees therein to which a Credit Party or a Subsidiary is a party as more fully set forth on Schedule 4.16.
“Management Fees” means any management fees paid pursuant to a Management Agreement.
“Margin Stock” as defined in Regulation U.
“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business, operations, properties, assets or financial condition of Borrower and its Subsidiaries taken as a whole; (ii) the ability of any Credit Party to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.
“Material Contract” means any contract or other arrangement to which Borrower or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.
“Material Real Estate Asset” means any fee-owned Real Estate Asset having a fair market value in excess of $1,000,000 as of the date of the acquisition thereof.
“Material Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Immaterial Subsidiary.
“Maturity Date” means (i) with respect to the Initial Term Loans, the seventh anniversary of the Closing Date and (ii) with respect to any other Loans, the date specified as the maturity date for such Loans in the Additional Credit Extension Amendment related to such Loans.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Mortgage” means a Mortgage in form and substance reasonably satisfactory to the Collateral Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.
“MSSF” means Morgan Stanley Senior Funding, Inc. and its successors.
“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.
“Narrative Report” means a narrative report describing the operations of Borrower and its Subsidiaries in the form prepared for presentation to senior management thereof.
“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Borrower or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) any distributions that would be permitted to be made pursuant to Section 6.4(b) as a result of such sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien senior to the Lien securing the Obligations on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Borrower or any of its Subsidiaries in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds.
“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by Borrower or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus

(ii) (a) any actual and reasonable costs incurred by Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Borrower or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.
“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Hedge Agreements or other Indebtedness of the type described in clause (xi) of the definition thereof. As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Hedge Agreement or such other Indebtedness as of the date of determination (assuming the Hedge Agreement or such other Indebtedness were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedge Agreement or such other Indebtedness as of the date of determination (assuming such Hedge Agreement or such other Indebtedness were to be terminated as of that date).
“Non-Consenting Lender” as defined in Section 2.20.
“Non-Public Lenders” means Lenders that wish to receive Private Side Information.
“Non-US Lender” as defined in Section 2.17(c).
“Note” means a promissory note in the form of Exhibit B, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Notice” means a Funding Notice or a Conversion/Continuation Notice.
“Obligations” means all obligations of every nature of each Credit Party to any Secured Party under any Credit Document, Hedge Agreement or Secured Cash Management Agreement, whether for principal, interest, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise (including interest, fees and other amounts which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest, fees and other amounts in the related bankruptcy proceeding); provided that “Obligations” with respect to any Guarantor shall exclude all Excluded Swap Obligations of such Guarantor.
“Obligee Guarantor” as defined in Section 7.7.
“Organizational Documents” means (i) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such Organizational Document shall only be to a document of a type customarily certified by such governmental official.
“Other Connection Taxes” means, with respect to any Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such Lender or Administrative Agent, as applicable, and the jurisdiction imposing such Tax (other than connections arising from such

Lender or Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document or sold or assigned an interest in any Loan or Credit Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.20).
“Outstanding Term Loans” as defined in Section 2.22(a)(vi).
“Participant Register” as defined in Section 10.6(g)(i).
“PATRIOT Act” as defined in Section 3.1(r).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.
“Perfection Certificate” means a certificate substantially in the form of Exhibit L that provides information with respect to the personal or mixed property of each Credit Party.
“Permitted Acquisition” means any acquisition, directly or indirectly, by Borrower or any of its Wholly Owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all or a majority of the Equity Interests of, or a business line or unit or a division of, any Person; provided,
(i)    immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;
(ii)    all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;
(iii)    Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Borrower, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;
(iv)    on a pro forma basis after giving effect to such acquisition, Borrower and its Subsidiaries shall be in compliance with the Financial Covenant as of the last day of the Fiscal Quarter most recently ended;
(v)    Borrower shall have delivered to Administrative Agent (A) at least 10 Business Days prior to such proposed acquisition (or such shorter period as may be agreed by Administrative Agent), (i) a Compliance Certificate evidencing compliance with the Financial Covenant as required under clause (iv) above and (ii) all other relevant financial information with respect to such acquired assets, including the aggregate consideration for such acquisition and any other information required to demonstrate compliance with the Financial Covenant and (B) promptly upon request by Administrative Agent, (i) a copy of the purchase agreement related to the proposed Permitted Acquisition (and any related documents reasonably requested by Administrative Agent) and (ii) quarterly and annual financial statements of the Person whose Equity Interests or assets are being acquired for the twelve (12) month period immediately prior to such proposed Permitted Acquisition, including any audited financial statements that are available;
(vi)    any Person or assets or division as acquired in accordance herewith shall be in the same business or lines of business in which Borrower and/or its Subsidiaries are engaged as of the Closing Date or similar or related businesses; and
(vii)    the consideration derived from Borrower or any Guarantor expended on the acquisition of any Person that does not become a Guarantor, or any assets that are not held by Borrower or a Guarantor upon such acquisition (giving effect to any internal reorganization effected in connection therewith), shall not exceed $15,000,000 in the aggregate since the Closing Date.
“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.
“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
“Platform” means IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform used for distribution of documents or notices required to be delivered pursuant to Section 5.1 or otherwise.
“Pledge and Security Agreement” means the Pledge and Security Agreement to be executed by Borrower and each Guarantor substantially in the form of Exhibit H, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Prime Rate” means the rate of interest per annum published by the Wall Street Journal at such time as the prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change.
“Principal Office” means, for the Administrative Agent, such Person’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Borrower, Administrative Agent and each Lender.
“Private Side Information” means any information with respect to Borrower or any of its Affiliates other than information that (i) is publicly available, (ii) does not constitute material non-public information concerning Borrower or any of its Affiliates or any of its or their securities for purposes of United States federal and state securities laws or (iii) constitutes information of a type that would be publicly disclosed in connection with an issuance of securities by Borrower or its Affiliates pursuant to a public offering or Rule 144A private placement.

“Pro Rata Share” means, with respect to all payments, computations and other matters relating to a Class or Classes of Loans of any Lender, the percentage obtained by dividing the Term Loan Exposure of that Lender for such Class or Classes of Loans by (b) the aggregate Term Loan Exposure of all Lenders for such Class or Classes of Loans.
“Projections” as defined in Section 4.8.
“Public Lenders” means Lenders that do not wish to receive Private Side Information.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or that otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified IPO” means the issuance by Borrower or any direct or indirect parent company of Borrower of its common Equity Interests (and the contribution of any proceeds of such issuance to Borrower) in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission (or any Governmental Authority succeeding to any of its principal functions) in accordance with the Securities Act (whether alone or in connection with a secondary public offering) generating aggregate gross proceeds of at least $50,000,000 and such Equity Interests are listed on a nationally recognized stock exchange in the United States.
“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.
“Record Document” means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent.
“Recorded Leasehold Interest” means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Collateral Agent’s reasonable judgment, to give constructive notice of such Leasehold Property to third‑party purchasers and encumbrancers of the affected real property.
“Refinancing Term Effective Date” as defined in Section 2.23(b).
“Refinancing Term Lender” as defined in Section 2.23(b).
“Refinancing Term Loans” as defined in Section 2.23(a).
“Register” as defined in Section 2.4(b).
“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Rejection Deadline” as defined in Section 2.11(f).
“Rejection Notice” as defined in Section 2.11(f).
“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.
“Replacement Lender” as defined in Section 2.20.
“Repricing Transaction” as defined in Section 2.10(b).
“Requisite Lenders” means one or more Lenders having or holding Term Loan Exposure representing more than 50% of the aggregate Term Loan Exposure for all Classes of Loans of all Lenders; provided that solely for purposes of determining Requisite Lenders under Section 10.5(a) of this Agreement in connection with any amendment, modification or waiver of the Financial Covenant, (i) aggregate Term Loan Exposure shall be deemed to include the principal amount of loans then outstanding under the SVB Credit Agreement at the time of such determination (which principal amounts shall be provided to Administrative Agent by SVB upon written request by Administrative Agent) and (ii) lenders, including, without limitation, SVB, under the SVB Credit Agreement shall be deemed “Lenders” of purposes of such determination.
“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of their respective Subsidiaries (or any direct or indirect parent of Borrower) now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any of its respective Subsidiaries (or any direct or indirect parent thereof) now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its respective Subsidiaries (or any direct or indirect parent of Borrower) now or hereafter outstanding; and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect any Subordinated Indebtedness. For the avoidance of doubt, “Restricted Junior Payment” shall not include payments of any kind made or due pursuant to the SVB Credit Agreement.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill Financial, Inc., and any successor to its rating agency business.
“Sanctions” as defined in Section 4.27(a).
“Secured Cash Management Agreement” means a Cash Management Agreement entered into with a Lender Counterparty.
“Secured Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Total Debt, excluding any Indebtedness that is not secured by a Lien on any assets of Borrower or any of its Subsidiaries, as of such date (after giving effect to all incurrences and repayments of Indebtedness to occur on such date) to (ii) Consolidated Adjusted EBITDA for the Test Period.
“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.
“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Borrower substantially in the form of Exhibit F-2.
“Solvent” means, with respect to the Credit Parties, on a Deconsolidated Basis, that as of the date of determination, both (i) (a) the sum of the Credit Parties’ debt (including contingent liabilities) does not exceed the present fair saleable value of the Credit Parties’ present assets; (b) the Credit Parties’ capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated to be undertaken after the Closing Date; and (c) the Credit Parties have not incurred and do not intend to incur, or believe (nor should they reasonably believe) that they will incur, debts beyond their ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) the Credit Parties are “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and other applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).
“Special Dividend” means a one-time special dividend in an amount not to exceed $25,000,000 to be paid to the holders of the Borrower’s Equity Interests within 30 days of the Closing Date.
“Specified Real Estate Matters” means (i) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each applicable fee-owned Material Real Estate Asset, (ii) an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in each state in which an applicable fee-owned Material Real Estate

Asset is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent, (iii) (a) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to Collateral Agent with respect to each applicable fee-owned Material Real Estate Asset (each, a “Title Policy”), in amounts not less than the fair market value of each applicable fee-owned Material Real Estate Asset, together with a title report issued by a title company with respect thereto, dated not more than thirty days prior to the occurrence specified in Section 5.10 or Section 5.11, as applicable, and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent and (b) evidence satisfactory to Collateral Agent that such Credit Party has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp Taxes (including mortgage recording and intangible Taxes) payable in connection with recording the Mortgages for each applicable fee-owned Material Real Estate Asset in the appropriate real estate records, (iv) flood certifications with respect to each applicable fee-owned Material Real Estate Asset and evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors, in form and substance reasonably satisfactory to Collateral Agent, (v) ALTA surveys of each applicable fee-owned Material Real Estate Asset, certified to Collateral Agent and dated not more than thirty days prior to the occurrence specified in Section 5.10 or Section 5.11, as applicable, and (vi) reports and other information, in form, scope and substance reasonably satisfactory to Administrative Agent, regarding environmental matters related to each applicable fee-owned Material Real Estate Asset.
“Subject Transaction” as defined in Section 1.5.
“Subordinated Indebtedness” means any subordinated debt permitted under Section 6.1.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding; provided, further, that no Investment Fund shall be deemed to be a Subsidiary of Borrower or any of its Subsidiaries for purposes of this Agreement or any other Credit Document (other than Section 4.27).
“SVB Credit Agreement” is that certain Amended and Restated Loan Agreement dated as of February 28, 2012 by and between Borrower and SVB, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 6.15.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Syndication Agent” means MSSF, in its capacity as the syndication agent of the credit facility hereunder.
“Tax” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan Exposure” means, as to any Class or Classes of Loans, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Loans of such Class or Classes held by such Lender; provided, at any time prior to the making of the Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Loan Commitment for such Class or Classes.
“Terminated Lender” as defined in Section 2.20.
“Test Period” means, at any date of determination, the period of four consecutive Fiscal Quarters of Borrower then last ended for which financial statements have been or were required to have been delivered pursuant to Section 5.1(a) or (b).
“Title Policy” as defined in the definition of “Specified Real Estate Matters.”
“Total Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Total Debt as of such date (after giving effect to all incurrences and repayments of Indebtedness to occur on such date) to (ii) Consolidated Adjusted EBITDA for the four Fiscal Quarter period ending on such date for purposes of determining compliance with Section 6.7 (and not, for the avoidance of doubt, in the case of any calculation of the Total Leverage Ratio, or any determination of pro forma compliance with the Financial Covenant, for purposes of determining compliance with any other Section of this Agreement), and for the Test Period, in all other cases (including in determining pro forma compliance with the Financial Covenant).
“Transaction Costs” means the fees, costs and expenses payable by Borrower or any of Borrower’s Subsidiaries (including any upfront fees or original issue discount on the Initial Term Loans on the Closing Date) on or before the Closing Date in connection with the transactions contemplated by the Credit Documents and the Interest Redemption Agreement.
“Transactions” means (i) the refinancing of Indebtedness under the 2012 Credit Agreement, (ii) the Equity Purchase, (iii) the making of the Special Dividend and (iv) the payment of the Transaction Costs.
“Type of Loan” means, with respect to Loans, a Base Rate Loan or a Eurodollar Rate Loan.
“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.
“Unrestricted Cash” means the aggregate amount of cash and Cash Equivalents held in accounts on the Deconsolidated Basis balance sheet of Borrower and the Guarantors to the extent that the use of such Cash for application to payment of the Obligations or other Indebtedness is not prohibited by law or any contract or other agreement and such Cash and Cash Equivalents are free and clear of all Liens (other than Liens in favor of the Collateral Agent and nonconsensual Liens permitted by Section 6.2).
“U.S. Lender” as defined in Section 2.17(c).

“Voting Stock” of a Person means all classes of Equity Interests of such Person then outstanding and normally entitled to vote (without regard to any contingency) in the election of directors, managers or trustees, as applicable, of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Weighted Average Yield” means with respect to any Loan, on any date of determination, the weighted average yield to maturity, in each case, based on the interest rate applicable to such Loan on such date and giving effect to all upfront or similar fees or original issue discount payable with respect to such Loan; provided, that “Weighted Average Yield” shall not include arrangement fees, structuring fees, underwriting fees or similar fees paid to arrangers for such Loan.
“Wholly Owned” means, as applied to any Subsidiary of any Person, any Subsidiary all of the Equity Interests of which (other than nominal holdings, director’s qualifying shares and other shares required to be held by third parties pursuant to applicable law and other than any profits interests granted to employees in the ordinary course of business) is owned by such Person, either directly or through one or more Wholly Owned Subsidiaries of such Person.
1.2    Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to Sections 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP (and/or on a Deconsolidated Basis if so stated therein) as in effect at the time of such preparation. If at any time any change in GAAP would affect the calculation of any definition, covenant, financial ratio or requirement set forth in any Credit Document, and either Borrower or the Requisite Lenders shall so request, Administrative Agent, the Lenders and Borrower shall negotiate in good faith as expeditiously as possible but without any deadline to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided that, until so amended, any such calculation shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements (and utilizing the Deconsolidated Basis, if applicable).
1.3    Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. Unless the context requires otherwise, any definition of or reference to any Credit Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and any reference herein to any person shall be construed to include such person’s successors and assigns.
1.4    Limited Condition Acquisitions. In connection with any action being taken solely or primarily in connection with a Limited Condition Acquisition, for purposes of (x) determining compliance with any provision of this Agreement which requires the calculation of the Secured Leverage Ratio or the Total Leverage Ratio; or (y) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Adjusted EBITDA, if any), in each case, at the option of Borrower (Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCA Test Date for which consolidated financial statements of Borrower are available, Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if Borrower has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated Adjusted EBITDA of Borrower or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Junior Payments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of Borrower, or the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be tested by calculating the availability under such ratio or basket on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith have been consummated (including any incurrence of Indebtedness and any associated Lien) and the use of proceeds thereof and, solely in the case of any calculation in connection with the making of Restricted Junior Payments, also without giving pro forma effect to such Limited Condition Acquisition and other transactions in connection therewith.
In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of determining compliance with any provision of this Agreement which requires that no Default, Event of Default or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of Borrower, be deemed satisfied, so long as no Default, Event of Default or specified Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Acquisition are entered into. For the avoidance of doubt, if the Borrower has exercised its option under this Section 1.4, and any Default, Event of Default or specified Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Acquisition were entered into and prior to the consummation of such Limited Condition Acquisition, any such Default, Event of Default or specified Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Acquisition is permitted hereunder.

1.5    Certain Calculations. With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a “Subject Transaction”), for purposes of any calculation of the Secured Leverage Ratio or Total Leverage Ratio, Consolidated Adjusted EBITDA shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the U.S. Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of Borrower) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the Deconsolidated Basis financial statements of Borrower and its Subsidiaries which shall be reformulated as if such Subject Transaction had been consummated at the beginning of such period
SECTION 2.    LOANS
2.1    Loans.
(a)    Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a term loan to Borrower (an “Initial Term Loan”) in an amount equal to such Lender’s Loan Commitment then in effect. Borrower may make only one borrowing under the Loan Commitment in effect as of the Closing Date, which shall be on the Closing Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.10(a) and 2.11, all amounts owed hereunder with respect to the Initial Term Loans shall be paid in full no later than the Maturity Date applicable to such Initial Term Loans. Each Lender’s Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Loan Commitment on such date.
(b)    Borrowing Mechanics for Loans.
(i)Borrower shall deliver to Administrative Agent a fully executed Funding Notice no later than (x) one Business Day prior to the Closing Date with respect to Base Rate Loans or (y) three Business Days prior to the Closing Date with respect to Eurodollar Rate Loans (or such shorter period as may be acceptable to Administrative Agent). Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing.
(ii)Each Lender shall make its Initial Term Loan available to Administrative Agent not later than 12:00 noon (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at the principal office designated by Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Initial Term Loans available to Borrower on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Initial Term Loans received by Administrative Agent from Lenders to be credited to the account of Borrower at the Principal Office designated by Administrative Agent or to such other account as may be designated in writing to Administrative Agent by Borrower.

2.2    Pro Rata Shares; Availability of Funds.
(a)    Pro Rata Shares. Each Class of Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares of such Class, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.
(b)    Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event that (i) Administrative Agent declines to make a requested amount available to Borrower until such time as all applicable Lenders have made payment to Administrative Agent, (ii) a Lender fails to fund to Administrative Agent all or any portion of the Loans required to be funded by such Lender hereunder prior to the time specified in this Agreement and (iii) such Lender’s failure results in Administrative Agent failing to make a corresponding amount available to Borrower on the Credit Date, at Administrative Agent’s option, such Lender shall not receive interest hereunder with respect to the requested amount of such Lender’s Loans for the period commencing with the time specified in this Agreement for receipt of payment by Borrower through and including the time of Borrower’s receipt of the requested amount. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans. Nothing in this Section 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Loan Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.
2.3    [Reserved].
2.4    Evidence of Debt; Register; Lenders’ Books and Records; Notes.
(a)    Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Borrower’s Obligations in respect of any applicable Loans; and provided, further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b)    Register. Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders, the principal amounts of the Loans of each Lender from time to time, and the entitlement of such Lenders to stated interest with respect to such principal amounts (the “Register”). The Register shall be available for inspection by Borrower or any Lender (with respect to (i) any entry relating to such Lender’s Loans and (ii) the identity of the other Lender’s (but not any information with respect to such other Lenders’ Loans) at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record, or shall cause to be recorded, in the Register the Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Borrower’s Obligations in respect of any Loan. Borrower hereby designates Administrative Agent to serve as Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.4, and Borrower hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”
(c)    Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loan.
2.5    Interest on Loans.
(a)    Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof, (i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or (ii) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin.
(b)    The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be.
(c)    In connection with Eurodollar Rate Loans there shall be no more than five (5) Interest Periods outstanding at any time. In the event Borrower fails to specify between a Base Rate Loan and a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

(d)    Interest payable pursuant to Section 2.5(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or the last Interest Payment Date with respect to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.
(e)    Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.
(f)    Notwithstanding anything to the contrary set forth in this Agreement, the initial Interest Period for any Eurodollar Rate Loans borrowed on the Closing Date shall end on September 30, 2015.
2.6    Conversion/Continuation.
(a)    Subject to Section 2.15 and so long as no Default or Event of Default shall have occurred and then be continuing, Borrower shall have the option:
(i)    to convert at any time all or any part of any Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Borrower shall pay all amounts due under Section 2.15 in connection with any such conversion; or
(ii)    upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount as a Eurodollar Rate Loan.
(b)    Subject to Section 3.2(b), Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

2.7    Default Interest. Amounts not paid when due shall, to the extent permitted by applicable law, bear interest (including post-petition interest in any proceeding under Debtor Relief Laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective with respect to such Eurodollar Rate Loans, such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.
2.8    Fees.
(a)    Borrower agrees to pay on the Closing Date to each Lender party to this Agreement as a Lender on the Closing Date, as fee compensation for the funding of such Lender’s Initial Term Loan, a closing fee in an amount equal to 0.25% of the stated principal amount of such Lender’s Initial Term Loan, payable to such Lender from the proceeds of its Initial Term Loan as and when funded on the Closing Date. Such closing fee will be in all respects fully earned, due and payable on the Closing Date and non‑refundable and non-creditable thereafter.
(b)    In addition to any of the foregoing fees, Borrower agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon.
2.9    Scheduled Payments/Commitment Reductions. The principal amounts of the Initial Term Loans shall be repaid in consecutive quarterly installments equal to $650,000 on the last day of each March, June, September and December (commencing December 31, 2015) and any remaining amount on the Maturity Date (each such payment, an “Installment”).
Notwithstanding the foregoing, (x) the Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Loans in accordance with Sections 2.10, 2.11 and 2.12, as applicable; and (y) the Loans of each Class, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Maturity Date for such Class.
2.10    Voluntary Prepayments.
(a)    Voluntary Prepayments.

(i)	Any time and from time to time:
(1)    with respect to Base Rate Loans, Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount; and
(2)    with respect to Eurodollar Rate Loans, Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.

(i)	All such prepayments shall be made:

(1)    upon not less than one Business Day’s prior written or telephonic notice in the case of Base Rate Loans; and
(2)    upon not less than three Business Days’ prior written or telephonic notice in the case of Eurodollar Rate Loans;
in each case given to Administrative Agent, by 12:00 noon (New York City time) on the date required and, if given by telephone, promptly confirmed by delivery of written notice thereof to Administrative Agent (and Administrative Agent will promptly transmit such original notice by facsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked by Borrower (by notice to Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Any such voluntary prepayment shall be applied as specified in Section 2.2(a). Notwithstanding the foregoing, in connection with any Repricing Transaction, the giving of any written notice shall be required only upon the consummation of any such Repricing Transaction.
(b)    Call Protection. In the event that, on or prior to the date that is six months after the Closing Date, all or any portion of the Loans is (i) repaid, prepaid, refinanced or replaced or (ii) repriced or effectively refinanced through any waiver, consent or amendment (in each case, (x) in connection with (A) any waiver, consent or amendment to the Loans directed at, or the result of which would be, the lowering of the effective interest cost or the Weighted Average Yield of the Loans or (B) and out of the proceeds of the incurrence of any senior secured term loans having an effective interest cost or weighted average yield that is less than the effective interest cost or Weighted Average Yield of the Loans (or portion thereof) so repaid, prepaid, refinanced, replaced or repriced and (y) other than in connection with a Qualified IPO or a Change of Control (a “Repricing Transaction”)), such repayment, prepayment, refinancing, replacement or repricing will be made at 101.0% of the principal amount so repaid, prepaid, refinanced, replaced or repriced. If the Loans held by any Lender are assigned pursuant to Section 2.20 as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent or amendment referred to in clause (ii) above (or otherwise in connection with a Repricing Transaction), such assignment will be made at 101.0% of the principal amount so assigned, plus other amounts set forth in Section 2.20.
2.11    Mandatory Prepayments.
(a)    Asset Sales. If Borrower or any of its Subsidiaries receives any Net Asset Sale Proceeds, then no later than the first Business Day following the applicable Rejection Deadline, Borrower shall prepay the Loans as set forth in Section 2.12(a) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, Borrower shall have the option, directly or through one or more of its Subsidiaries, to invest Net Asset Sale Proceeds within three hundred sixty-five days of receipt thereof in long‑term productive assets of the general type used in the business of Borrower and its Subsidiaries.
(b)    Insurance/Condemnation Proceeds. If Borrower or any of its Subsidiaries, or Administrative Agent as loss payee, receives any Net Insurance/Condemnation Proceeds, then no later than the first Business Day following the applicable Rejection Deadline, Borrower shall prepay the Loans as set forth in Section 2.12(a) in an aggregate amount equal to such Net Insurance/Condemnation

Proceeds (which prepayment may be effected by directing Administrative Agent to apply such proceeds so received by Administrative Agent to the prepayment of the Loans); provided, so long as no Default or Event of Default shall have occurred and be continuing, Borrower shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within three hundred sixty five days of receipt thereof in long term productive assets of the general type used in the business of Borrower and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets giving rise to such Net Insurance/Condemnation Proceeds.
(c)    Issuance of Debt. On the date of receipt by Borrower or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Borrower or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), Borrower shall prepay the Loans as set forth in Section 2.12(a) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.
(d)    Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any ECF Period, Borrower shall, no later than the first Business Day following the applicable Rejection Deadline, prepay the Loans in an aggregate amount equal to (i) the Applicable ECF Percentage of such Consolidated Excess Cash Flow minus (ii) voluntary repayments of the Loans, except to the extent financed with other long-term debt (other than revolving credit debt) (excluding, for the avoidance of doubt, repurchases of Loans pursuant to Section 10.6(i)).
(e)    Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Section 2.11(c), Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds.
(f)    Rejection Right. Borrower shall notify Administrative Agent in writing of any mandatory prepayment of Loans required to be made pursuant to (i) Section 2.11(a) or (b) within five Business Days of receipt of the applicable Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds and (ii) Section 2.11(d) within 90 days after the end of the applicable ECF Period. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. Administrative Agent will promptly notify each Lender of the contents of Borrower’s prepayment notice and of such Lender’s Pro Rata Share of the prepayment. Each Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Amount”) of Loans required to be made pursuant Section 2.11(a), (b) or (d) by providing written notice (each, a “Rejection Notice”) to Administrative Agent and Borrower no later than 5:00 p.m. three Business Days after the date of such Lender’s receipt of notice from Administrative Agent regarding such prepayment (each, a “Rejection Deadline”). Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory prepayment of Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to Administrative Agent by the Rejection Deadline or such Rejection Notice fails to specify the principal amount of the Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Loans. All Declined Amounts shall be retained by Borrower.
2.12    Application of Prepayments.
(a)    Application of Prepayments. Any prepayment of any Loan pursuant to Section 2.10(a) or Sections 2.11(a) through 2.11(d) shall be applied to prepay the Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof); and further applied on a pro rata basis to reduce the scheduled remaining Installments of principal of the Loans in direct order of maturity.
(b)    Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Any prepayment of any Loan pursuant to Section 2.10(a) or Sections 2.11(a) through 2.11(d) shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.15(c).
2.13    General Provisions Regarding Payments.
(a)    All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, recoupment, set-off or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 noon (New York City time) on the date due at the Principal Office of Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.
(b)    All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.
(c)    Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent.
(d)    Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.
(e)    Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to 12:00 noon (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.7 from the date such amount was due and payable until the date such amount is paid in full.
(f)    If an Event of Default (as defined in the Pledge and Security Agreement) shall have occurred and not otherwise been waived or pursuant to any sale of, any collection from, or other realization upon all or any part of the Collateral, all payments or proceeds received by Agents in respect of any of the Obligations shall be applied in accordance with the application arrangements described in Section 9.2 of the Pledge and Security Agreement.
2.14    Ratable Sharing. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as Cash Collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender of the same Class in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders of the same Class so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders of the same Class in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.14 shall not be construed to apply to (a) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it (other than to Borrower or any of its Subsidiaries (other than pursuant to Section 10.6(i)).
2.15    Making or Maintaining Eurodollar Rate Loans.
(a)    Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of “Adjusted Eurodollar Rate,” Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.
(b)    Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date (i) any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining, converting to or continuation of its Eurodollar Rate Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) Administrative Agent is advised by the Requisite Lenders (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining, converting to or continuation of its Eurodollar Rate Loans has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of the Lenders in that market, then, and in any such event, such Lenders (or in the case of the preceding clause (i), such Lender) shall be an “Affected Lender” and such Affected Lender shall on that day give notice (by e-mail or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). If Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) a notice from Lenders constituting Requisite Lenders pursuant to clause (ii) of the preceding sentence, then (1) the obligation of the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by each Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Lenders (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Lenders’ (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender’s) obligations to maintain their respective outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower shall have the option, subject to the provisions of Section 2.15(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written or telephonic notice (promptly confirmed by delivery of written notice thereof) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender).
(c)    Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or payable by such Lender to Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower.

(d)    Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.
(e)    Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.15 and under Section 2.16 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of “Adjusted Eurodollar Rate” in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.15 and under Section 2.16.
2.16    Increased Costs; Capital Adequacy.
(a)    Compensation for Increased Costs and Taxes. Subject to the provisions of Section 2.17 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender or the Administrative Agent shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (A) any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (regardless of whether the underlying law, treaty or governmental rule, regulation or order was issued or enacted prior to the date hereof), including the introduction of any new law, treaty or governmental rule, regulation or order but excluding solely proposals thereof, or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof (except as set forth in the last sentence of Section 2.16(b)), or (B) any guideline, request or directive by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law) or any implementation rules or interpretations of previously issued guidelines, requests or directives, in each case that is issued or made after the date hereof (except as set forth in the last sentence of Section 2.16(b) (a “Change in Law”)): (i) subjects such Lender (or its applicable lending office) or any company controlling such Lender or the Administrative Agent to any additional Tax (other than (X) Indemnified Taxes, (Y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (Z) Connection Income Taxes) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) or the Administrative Agent of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, liquidity, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of “Adjusted Eurodollar Rate”) or any company controlling such Lender; or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or any company controlling such Lender or such Lender’s obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender or the Administrative Agent of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) or the Administrative Agent with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender or the Administrative Agent, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or in a lump sum or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender or the Administrative Agent for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.16(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.
(b)    Capital Adequacy Adjustment. In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (A) the adoption, effectiveness, phase-in or applicability of any law, rule or regulation (or any provision thereof) regarding liquidity or capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (B) compliance by any Lender (or its applicable lending office) or any company controlling such Lender with any guideline, request or directive regarding liquidity or capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case after the date hereof (except as set forth in the last sentence of this paragraph), has or would have the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling company could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling company with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling company on an after-tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.16(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error. For the avoidance of doubt, subsections (a) and (b) of this Section 2.16 shall apply to all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority), regardless of the date adopted, issued, promulgated or implemented.
2.17    Taxes; Withholding, Etc.
(a)    Payments to Be Free and Clear. All sums payable by or on behalf of any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Taxes, unless the deduction or withholding is required by law.
(b)    Withholding of Taxes. If any Credit Party or any other Person (acting as a withholding agent) is (in such withholding agent’s reasonable good faith discretion) required by law to make any deduction or withholding on account of any Indemnified Taxes from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it; (ii) Borrower shall pay, or cause to be paid, any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) unless otherwise provided on this Section 2.17, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Borrower shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.
(c)    Evidence of Exemption From U.S. Withholding Tax. (i) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-US Lender”) shall, to the extent such Lender is legally able to do so, deliver to Administrative Agent for transmission to Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (A) two original copies of Internal Revenue Service Form W‑8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY (or, in each case, any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of U.S. federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (B) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of U.S. federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “U.S. Lender”) and is not an exempt recipient within the meaning of Treasury Regulation Section 1.6049-4(c) shall deliver to Administrative Agent and Borrower on or prior to the Closing Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two original copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or otherwise prove that it is entitled to such an exemption. Each Lender required to deliver any forms, certificates or other evidence with respect to U.S. federal income tax withholding matters pursuant to this Section 2.17(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Borrower two new original copies of Internal Revenue Service Form W-8BEN, W‑8BEN‑E, W-8ECI, W‑8EXP, W-8IMY and/or W-9 (or, in each case, any successor form), or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN or W‑8BEN‑E (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to confirm or establish that such Lender is not subject to deduction or withholding of U.S. federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence. Borrower shall not be required to pay any additional amount to any Non-US Lender under Section 2.17(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence required by the first sentence of this Section 2.17(c)(i) or (2) to notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.17(c)(i) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of this Section 2.17(c)(i) shall relieve Borrower of its obligation to pay any additional amounts pursuant this Section 2.17 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.
(ii)    If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(d)    Notwithstanding anything to the contrary, Borrower shall not be required to pay any additional amount pursuant to Section 2.17(b) with respect to any U.S. federal withholding tax imposed on any “withholdable payments” payable to a recipient as a result of the failure of such recipient to satisfy the applicable requirements as set forth in FATCA.
(e)    Without limiting the provisions of Section 2.17(b), Borrower shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law. Borrower shall deliver to Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.
(f)    Borrower shall indemnify Administrative Agent and any Lender for the full amount of Indemnified Taxes for which additional amounts are required to be paid pursuant to Section 2.17(b) arising in connection with payments made under this Agreement or any other Credit Document and Other Taxes (including any such Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) paid by Administrative Agent or Lender or any of their respective Affiliates and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Credit Party shall be conclusive absent manifest error. Such payment shall be due within thirty (30) days of such Credit Party’s receipt of such certificate.

(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
2.18    Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.15, 2.16 or 2.17, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.15, 2.16 or 2.17 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.18 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.18 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.
2.19    Defaulting Lender. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.5.
(ii)    Defaulting Lender Cure.  If Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Term Loan Exposure, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.20    Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.15, 2.16 or 2.17, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrower’s request for such withdrawal; or (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non‑Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender or Non-Consenting Lender (the “Terminated Lender”), Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans in full to one or more Eligible Assignees (each, a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased-Cost Lender or a Non-Consenting Lender; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and, all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.8; (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.15(c), 2.16 or 2.17; or otherwise as if it were a prepayment subject to Section 2.10(b)(i); and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non‑Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.6. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.6 on behalf of a Non-Consenting Lender or Terminated Lender and any such documentation so executed by Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.6.

2.21    Extensions of Loans.
(a)    Borrower may from time to time, pursuant to the provisions of this Section 2.21, agree with one or more Lenders holding Loans to extend the maturity date, and otherwise modify the economic terms of any such Loans or any portion thereof (including, without limitation, by increasing the interest rate or fees payable and/or modifying the amortization schedule in respect of such Loans) or any portion thereof (each such modification an “Extension” and any Loans extended pursuant to an Extension, “Extended Term Loans”) pursuant to one or more written offers (each an “Extension Offer”) made from time to time by Borrower to all Lenders holding Loans of the applicable Class, in each case on a pro rata basis (based on the relative principal amounts of the outstanding Loans of such Class of each Lender) and on the same terms to each such Lender. In connection with each Extension, Borrower will provide notification to MSSF (for distribution to the Lenders holding Loans of such Class), no later than 30 days prior to the maturity of such Loans, of the requested new maturity date for the Extended Term Loans and the due date for Lender responses. In connection with any Extension, each Lender wishing to participate in such Extension shall, prior to such due date, provide Administrative Agent with a written notice thereof in a form reasonably satisfactory to Administrative Agent. Any Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension. Extended Term Loans shall be deemed to be a separate Class of loans and shall cease to be a part of the Class they were a part of immediately prior to the Extension.
(b)    Each Extension shall be subject to the following:
(i)    no Default or Event of Default shall have occurred and be continuing at the time any Extension Offer is delivered to the Lenders or at the time of such Extension and Borrower and its Subsidiaries shall be in pro forma compliance with the Financial Covenant for the Test Period after giving effect to such Extension;
(ii)    except as to interest rates, fees, scheduled amortization, final maturity date (which shall, subject to clause (iii) below, be determined by Borrower and set forth in the relevant Extension Offer), the Extended Term Loans shall have the same terms as the Class of Loans, subject to the related Extension Offer; provided that at no time shall there be more than five different Classes of Loans;
(iii)    the final maturity date of any Extended Term Loans shall be later than the final maturity date of such Class of Loans so extended, and the weighted average life to maturity of any Loans of a Class to be extended pursuant to an Extension shall be no shorter than the weighted average life to maturity of such Class;
(iv)    if the aggregate principal amount of Loans of a Class in respect of which Lenders shall have accepted an Extension Offer exceeds the maximum aggregate principal amount of Loans of such Class offered to be extended by Borrower pursuant to the relevant Extension Offer, then such Loans of such Class shall be extended ratably up to such maximum amount based on the relative principal amounts thereof (not to exceed any Lender’s actual holdings of record) with respect to which such Lenders accepted such Extension Offer;
(v)    all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by Borrower generally directed to the applicable Lenders under the applicable Class in connection therewith shall be in form and substance consistent with the foregoing and otherwise reasonably satisfactory to Administrative Agent; and

(vi)    no Extension shall become effective unless, on the proposed effective date of such Extension, the conditions set forth in Section 3.2 shall be satisfied (with all references in such Section to a Credit Date being deemed to be references to the Extension on the applicable date of such Extension), and Administrative Agent shall have received a certificate to that effect dated the applicable date of such Extension and executed by an Authorized Officer of Borrower.
(c)    For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.14 and Section 10.5 will not apply to Extensions of Loans, pursuant to Extension Offers made pursuant to and in accordance with the provisions of this Section 2.21.
(d)    No Lender who rejects any request for an Extension shall be deemed a Non-Consenting Lender for purposes of Section 2.20.
(e)    The Lenders hereby irrevocably authorize Administrative Agent to enter into Additional Credit Extension Amendments as may be necessary in order establish new Classes of Extended Term Loans, in each case on terms consistent with this Section 2.21. Notwithstanding the foregoing, Administrative Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Requisite Lenders with respect to any matter contemplated by this Section 2.21 and, if Administrative Agent seeks such advice or concurrence, Administrative Agent shall be permitted to enter into such amendments with Borrower in accordance with any instructions received from such Requisite Lenders and shall also be entitled to refrain from entering into such amendments with Borrower unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by Administrative Agent for any such advice or concurrence, all such Additional Credit Extension Amendments entered into with Borrower by Administrative Agent under this Section 2.21 shall be binding on the Lenders. Without limiting the foregoing, in connection with any Extensions, the appropriate Credit Parties shall (at their expense) amend (and Administrative Agent is hereby directed to amend) any Mortgage (or any other Credit Document that Administrative Agent or Collateral Agent reasonably requests to be amended to reflect an Extension) that has a maturity date prior to the Latest Maturity Date after giving effect to such Extension so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to Administrative Agent).
(f)    In connection with any Extension, Borrower shall provide Administrative Agent at least ten Business Days’ (or such shorter period as may be agreed by Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, Administrative Agent to accomplish the purposes of this Section 2.21.
2.22    Increase in Commitments.
(a)    Borrower may by written notice to Administrative Agent elect to seek commitments (“Additional Commitments”) to increase the aggregate principal amount of any existing Class of Loans or to establish one or more new Classes of Loans; provided that:
(i)    the aggregate amount of all Additional Commitments shall not exceed the Incremental Cap;
(ii)    any such increase or any new Class shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof; provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in the preceding clause (i);

(iii)    no existing Lender shall be required to provide any Additional Commitments;
(iv)    each of the conditions set forth in Section 3.2 shall be satisfied;
(v)    the final maturity date of any Additional Term Loans shall be no earlier than the Latest Maturity Date;
(vi)    the Additional Term Loans shall have a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of each Class of Loans outstanding prior to such proposed incurrence of Additional Term Loans (the “Outstanding Term Loans”);
(vii)    the interest margins for the Additional Term Loans shall be determined by Borrower and the Lenders of such Additional Term Loans; provided that in the event that the Weighted Average Yield for any Additional Term Loans is greater than the Weighted Average Yield for Outstanding Term Loans by more than 50 basis points, then the Applicable Margin for one or more Classes of Outstanding Term Loans shall be increased to the extent necessary so that the Weighted Average Yield for such Additional Term Loans is not more than 50 basis points higher than the Weighted Average Yield for Outstanding Term Loans;
(viii)    the security interest and guaranties benefiting the Additional Term Loans (and advances of credit thereunder) will rank pari passu in right of payment and security with the existing credit facilities provided for herein;
(ix)    any Additional Term Loans shall share on a pro rata basis in any voluntary and mandatory prepayments with the Outstanding Term Loans or, if agreed to by the lenders of Additional Term Loans, on a less than pro rata basis (but in no event on a greater than pro rata basis); and
(x)    subject to Section 1.4, Borrower shall be in pro forma compliance with the Financial Covenant recomputed (without netting the cash proceeds of any Additional Commitments in calculating the Total Leverage Ratio (but, for the avoidance of doubt, giving effect to any repayment, repurchase or other reduction of Indebtedness effected with such cash proceeds substantially simultaneously with the effectiveness of such Additional Commitments)) as of the last day of the most recently ended fiscal quarter of Borrower for which financial statements have been or were required to have been delivered pursuant to Section 5.1(a) or (b).
(b)    Each such notice shall specify (x) the date (each, an “Additional Commitments Effective Date”) on which Borrower proposes that the Additional Commitments shall be effective, which shall be a date reasonably acceptable to Administrative Agent and (y) the identity of the Persons (each of which shall be an Eligible Assignee (for this purpose treating a Lender of Additional Commitments as if it were an assignee)) whom Borrower proposes would provide the Additional Commitments and the portion of the Additional Commitment to be provided by each such Person. As a condition precedent to the effectiveness of any Additional Commitments, Borrower shall deliver to Administrative Agent a certificate dated as of the Additional Commitments Effective Date signed by an Authorized Officer of Borrower certifying that, before and after giving effect to the Additional Commitments (and assuming full utilization thereof), the conditions set forth in Sections 2.22(a)(iv) and (x) are satisfied.

(c)    On each Additional Commitments Effective Date with respect to any Additional Commitment, each Person with an Additional Commitment shall make an Additional Term Loan to Borrower in a principal amount equal to such Person’s Additional Commitment.
(d)    This Section 2.22 shall supersede any provisions in Section 2.18 or Section 10.5 to the contrary. The Additional Commitments shall be documented by an Additional Credit Extension Amendment executed by the Persons providing the Additional Commitments (and the other Persons specified in the definition of Additional Credit Extension Amendment but no other existing Lender), and the Additional Credit Extension Amendment may provide for such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of Administrative Agent and Borrower, to effect the provisions of this Section 2.22.
2.23    Refinancing Term Loans.
(a)    Borrower may at any time and from time to time, by written notice to Administrative Agent, request the establishment of one or more additional Classes of Loans under this Agreement or an increase to an existing Class of Loans under this Agreement (“Refinancing Term Loans”); provided that:
(i)    the proceeds of such Refinancing Term Loans shall be used, concurrently or substantially concurrently with the incurrence thereof, solely to refinance all or any portion of any outstanding Loans;
(ii)    each Class of Refinancing Term Loans shall be in an aggregate amount of no less than $10,000,000 (or such other amount necessary to repay any Class of outstanding Loans in full);
(iii)    such Refinancing Term Loans shall be in an aggregate principal amount not greater than the aggregate principal amount outstanding of Loans to be refinanced plus any accrued interest, premiums, fees, costs and expenses related thereto (including any original issue discount or upfront fees);
(iv)    the final maturity date of such Refinancing Term Loans shall be no earlier than the maturity date of the Loans being refinanced, and the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then remaining Weighted Average Life to Maturity of each Class of Loans being refinanced;
(v)    (A) the pricing, rate floors, discounts, fees and optional and mandatory prepayment or redemption provisions applicable to such Refinancing Term Loans shall be as agreed between Borrower and the Refinancing Term Lenders so long as, in the case of any mandatory prepayment or redemption provisions, such Refinancing Term Lenders do not participate on a greater than pro rata basis in any such prepayments as compared to Lenders and (B) the covenants and other terms applicable to such Refinancing Term Loans (excluding those terms described in the immediately preceding clause (A)), which shall be as agreed between Borrower and the lenders providing such Refinancing Term Loans, shall not be materially more favorable (when taken as a whole) to the Refinancing Term Lenders than those applicable to any Class of Loans being refinanced (as determined by Borrower in good faith), except to the extent such covenants and other terms apply solely to any period after the Maturity Date then-applicable to any Loans hereunder or such covenants or other terms apply equally for the benefit of the other Lenders;

(vi)    no existing Lender shall be required to provide any Refinancing Term Loans; and
(vii)    the Refinancing Term Loans shall rank pari passu in right of payment and/or of security with the existing Loans.
(b)    Each such notice shall specify (x) the date (each, a “Refinancing Term Effective Date”) on which Borrower proposes that the Refinancing Term Loans be made, which shall be a date reasonably acceptable to the Administrative Agent and (y) the identity of the Persons (each of which shall be an Eligible Assignee (for this purpose treating a Lender of Refinancing Term Loans as if it were an assignee)) who Borrower proposes would provide the Refinancing Term Loans and the portion of the Refinancing Term Loans to be provided by each such Person. On each Refinancing Term Effective Date, each Person with a commitment for a Refinancing Term Loan (each such Person, a “Refinancing Term Lender”) shall make a Refinancing Term Loan to Borrower in a principal amount equal to such Person’s Commitment therefor.
(c)    This Section 2.23 shall supersede any provisions in Section 2.18 or Section 10.5 to the contrary. The Refinancing Term Loans shall be documented by an Additional Credit Extension Amendment executed by the Persons providing the Refinancing Term Loans (and the other Persons specified in the definition of “Additional Credit Extension Amendment” but no other existing Lender), and the Additional Credit Extension Amendment may provide for such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of Administrative Agent and Borrower, to effect the provisions of this Section 2.23.
SECTION 3.    CONDITIONS PRECEDENT
3.1    Closing Date. The obligation of each Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:
(a)    Credit Documents. Administrative Agent shall have received sufficient copies of each Credit Document as Administrative Agent shall request, originally executed and delivered by each applicable Credit Party.
(b)    Organizational Documents; Incumbency. Administrative Agent shall have received, in respect of each Credit Party, (i) sufficient copies of each Organizational Document as Administrative Agent shall request, and, to the extent applicable, certified as of the Closing Date or a recent date prior thereto by the appropriate Governmental Authority; (ii) signature and incumbency certificates of the officers of such Credit Party; (iii) resolutions of the board of directors or similar governing body or equity holders of such Credit Party approving and authorizing the execution, delivery and performance of the Interest Redemption Agreement, this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of such Credit Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated the Closing Date or a recent date prior thereto; and (v) signature and incumbency certificates of one or more officers of Borrower who are authorized to execute Funding Notices delivered under this Agreement, in substantially the form of Exhibit A-1 (with such amendments or modifications as may be approved by Administrative Agent).
(c)    [Reserved].

(d)    Capitalization of Borrower. Borrower shall have a cash balance of at least $65,000,000 on the Closing Date available to fund, together with the proceeds of the Loans, the Equity Purchase.
(e)    Consummation of Transactions Contemplated by the Interest Redemption Agreement.
(i)(1) All conditions to the Equity Purchase set forth in the Interest Redemption Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Administrative Agent (not to be unreasonably withheld) and (2)  the aggregate cash consideration paid to the “Sellers” (as defined under the Interest Redemption Agreement) in connection with the Interest Redemption Agreement shall not exceed $170,000,000; and
(ii)Administrative Agent and Arranger shall each have received a fully executed or conformed copy of the Interest Redemption Agreement and any documents executed in connection therewith. The Interest Redemption Agreement shall be in full force and effect, shall be substantially in the form provided to the Administrative Agent prior to the Closing Date, as the same may be amended or modified from time to time; provided, that no provision thereof shall have been modified or waived in any respect determined by Administrative Agent to be material, in each case without the consent of Administrative Agent.
(f)    SVB Credit Agreement. As of the Closing Date, the SVB Credit Agreement shall have been amended in a manner reasonably acceptable to the Administrative Agent.
(g)    Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and the Interest Redemption Agreement and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent and Arranger. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the Interest Redemption Agreement or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.
(h)    Personal Property Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, each Credit Party shall have delivered to Collateral Agent:
(i)evidence satisfactory to Collateral Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including their obligations to execute or authorize, as applicable, and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);
(ii)completed Perfection Certificate dated the Closing Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby;
(iii)fully executed and notarized Intellectual Property Security Agreements, in proper form for filing or recording in all appropriate places in all applicable jurisdictions, memorializing and recording the encumbrance of the Intellectual Property Assets listed in Schedule VI to the Perfection Certificate;
(iv)opinions of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any personal property Collateral is located as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;
(v)evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.1(b) and (c)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent; and
(vi)certified copies of Uniform Commercial Code, United States Patent and Trademark Office and United States Copyright Office lien searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Credit Party as debtor and that are filed in those state jurisdictions in which any Credit Party is organized, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens).
(i)    Financial Statements; Projections. Administrative Agent shall have received from Borrower (i) the Historical Financial Statements, (ii) pro forma Deconsolidated Basis balance sheets of Borrower and its Subsidiaries, and reflecting the consummation of the Equity Purchase, the related financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form satisfactory to Administrative Agent, and (iii) the Projections.
(j)    Evidence of Insurance. Collateral Agent shall have received a certificate from the applicable Credit Party’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with endorsements naming Collateral Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.5.
(k)    Opinions of Counsel to Credit Parties. Agents and Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Gibson Dunn & Crutcher LLP, counsel for Credit Parties and internal counsel of Borrower, as to such matters as Administrative Agent or Arranger may reasonably request, dated as of the Closing Date and in form and substance reasonably satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).
(l)    Fees. Borrower shall have paid to each Agent the fees payable on or before the Closing Date referred to in Sections 2.8(a) and (b) and, to the extent invoiced prior to the Closing Date, all expenses payable pursuant to Section 10.2 which have accrued to the Closing Date.
(m)    Solvency Certificate. On the Closing Date, Administrative Agent shall have received a Solvency Certificate from Borrower.

(n)    Closing Date Certificate. Borrower shall have delivered to Administrative Agent and Arranger an originally executed Closing Date Certificate, together with all attachments thereto.
(o)    No Litigation. There shall not exist any action, suit, investigation, litigation, proceeding, hearing or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent and Arranger, singly or in the aggregate, materially impairs the Equity Purchase, the financing thereof or any of the other transactions contemplated by the Credit Documents or the Interest Redemption Agreement or that could have a Material Adverse Effect.
(p)    Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent or Arranger and its counsel shall be satisfactory in form and substance to Administrative Agent and Arranger and such counsel, and Administrative Agent, Arranger and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Arranger may reasonably request.
(q)    Letter of Direction. Administrative Agent shall have received a duly executed letter of direction from Borrower addressed to Administrative Agent, on behalf of itself and Lenders, directing the disbursement on the Closing Date of the proceeds of the Loans made on such date.
(r)    PATRIOT Act. At least 10 days prior to the Closing Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 signed into law October 26, 2001) (the “PATRIOT Act”).
(s)    Each of the conditions set forth in Section 3.2 shall be satisfied.
3.2    Conditions to Each Credit Extension.
(a)    Conditions Precedent. The obligation of each Lender to make any Loan is subject to the satisfaction or waiver in accordance with Section 10.5, of the following conditions precedent:
(i)    Administrative Agent shall have received a fully executed and delivered Funding Notice;
(ii)    as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and
(iii)    as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default.

Any Agent or Requisite Lenders shall be entitled, but not obligated, to request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lender such request is warranted under the circumstances.
(b)    Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the close of business on the date that the telephonic notice is given. In the event of a discrepancy between the telephone notice and the written Notice, the written Notice shall govern. In the case of any Notice that is irrevocable once given, if Borrower provides telephonic notice in lieu thereof, such telephone notice shall also be irrevocable once given. Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Borrower or for otherwise acting in good faith.
(c)    Permitted Acquisitions. Notwithstanding anything in this Section 3.2 and in Section 2.22 to the contrary, to the extent that the proceeds of Additional Term Loans are to be used to finance a Permitted Acquisition or Investment that is permitted under this Agreement (to the extent not conditioned upon the receipt of financing), the only conditions precedent to the funding of such Additional Term Loans shall be (i) the conditions precedent set forth in the related Additional Credit Extension Amendment, (ii) that certain customary “specified representations” (to be specified in the Additional Credit Extension Amendment) and the “acquired business representations” with respect to the target of such Permitted Acquisition or Investment shall be true and correct in all material respects, (iii) no Event of Default under Section 8.1(a), (f) or (g) shall have occurred and be continuing or would result therefrom and (iv) the Administrative Agent shall have received a Funding Notice in accordance with the requirements hereof.
SECTION 4.    REPRESENTATIONS AND WARRANTIES
In order to induce Agents and Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Agent and Lender on the Closing Date that the following statements are true and correct:
4.1    Organization; Requisite Power and Authority; Qualification. Each of Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.
4.2    Equity Interests and Ownership. The Equity Interests of each of Borrower and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule VII of the Perfection Certificate, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Borrower or any of its Subsidiaries is a party requiring, and there is no membership interest or other Equity Interests of Borrower or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Borrower or any of its Subsidiaries of any additional membership interests or other Equity Interests of Borrower or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of Borrower or any of its Subsidiaries. Schedule VII of the Perfection Certificate correctly sets forth the ownership interest of Borrower and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date both before and after giving effect to the Equity Purchase.
4.3    Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.
4.4    No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate (i) any provision of any material law or any governmental rule or regulation applicable to Borrower or any of its Subsidiaries, (ii) any of the Organizational Documents of Borrower or any of its Subsidiaries, or (iii) any order, judgment or decree of any court or other agency of government binding on Borrower or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, for the benefit of the Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Material Contract, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.
4.5    Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except as otherwise set forth in the Interest Redemption Agreement, and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date.
4.6    Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
4.7    Historical Financial Statements. The Historical Financial Statements were prepared (i) in the case of the Historical Financial Statements set forth in clause (i) of the definition thereof, in conformity with GAAP and (ii) in the case of the Historical Financial Statements set forth in clause (ii) of the definition thereof, in conformity with GAAP, except to the extent described in the definition of “Deconsolidated Basis” and fairly present, in all material respects, the financial position, on a consolidated basis (or Deconsolidated Basis, as applicable), of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis (or Deconsolidated Basis, as applicable), of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither Borrower nor any of its Subsidiaries has any contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets or financial condition of Borrower and any of its Subsidiaries taken as a whole.
4.8    Projections. The projections of Borrower and its Subsidiaries for the period of Fiscal Year 2016 through and including Fiscal Year 2022 delivered to the Administrative Agent on or prior to the Closing Date (the “Projections”) have been prepared in good faith based upon assumptions that are believed by the preparer thereof to be reasonable at the time such Projections were furnished to the Administrative Agent or Lenders; provided, the Projections are not a guarantee of financial performance and actual results may differ from such Projections and such differences may be material.
4.9    No Material Adverse Effect. Since March 31, 2015, no event, circumstance or change has occurred that has caused or evidences, or could reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect.
4.10    No Restricted Junior Payments. From March 31, 2015 to the Closing Date, neither Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except Restricted Junior Payments described (i) in Section 6.4(b), (c), (d) or (f) or (ii) on Schedule 4.10.
4.11    Adverse Proceedings, Etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
4.12    Payment of Taxes. Except as otherwise permitted under Section 5.3, all material Tax returns and reports of Borrower and its Subsidiaries required to be filed by any of them have been timely filed, and all Taxes which are due and payable have been paid when due and payable, except to the extent that the failure to do so could not be reasonably expected to result in a Material Adverse Effect. There is no proposed Tax assessment against Borrower or any of its Subsidiaries which is not being actively contested by Borrower or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.
4.13    Properties.
(a)    Title. Each of Borrower and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in intellectual property) and (iv) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.8. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b)    Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment.
4.14    Environmental Matters. Neither Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are and, to each of Borrower’s and its Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries nor, to any Credit Party’s knowledge, any predecessor of Borrower or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Borrower’s or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Borrower or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.
4.15    No Defaults. Neither Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.
4.16    Material Contracts, Management Agreements, Etc.
(a)    Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults by Borrower or its Subsidiaries or, to the knowledge of Borrower and its Subsidiaries, any counterparty thereof, currently exist thereunder.
(b)    Set forth on Schedule 4.16 is a list of all of the Management Agreements, as such Schedule 4.16 may be updated from time to time. The Management Agreements have been duly authorized, executed and delivered by the parties thereto and are in full force and effect. Except as set forth on Schedule 4.16, Borrower is a party to or the sole managing member (or serves in a similar capacity) of each manager entity that is a party to the Management Agreements.
(c)    The Credit Parties are not a party to any contracts for the payment of Management Fees other than the Management Agreements.
(d)    No intercompany debt between a Credit Party, any Subsidiary or any of their Affiliates is evidenced by a note or any chattel paper unless such note or chattel paper has been delivered to the

Administrative Agent, together with such other documentation as the Administrative Agent may reasonably request with respect thereto.
4.17    Governmental Regulation. Neither Borrower nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
4.18    Federal Reserve Regulations; Exchange Act.
(a)    None of Borrower or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
(b)    No portion of the proceeds of any Credit Extension shall be used in any manner, whether directly or indirectly, that causes or could reasonably be expected to cause, such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.
4.19    Employee Matters. Neither Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Borrower or any of its Subsidiaries, or to the best knowledge of Borrower, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Borrower or any of its Subsidiaries or to the best knowledge of Borrower, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Borrower or any of its Subsidiaries, and (c) to the best knowledge of Borrower, no union representation question existing with respect to the employees of Borrower or any of its Subsidiaries and, to the best knowledge of Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.
4.20    Employee Benefit Plans. Borrower, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, except as could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would reasonably be expected to cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments due but not delinquent), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Borrower, any of its Subsidiaries or any of their ERISA Affiliates except as could not reasonably be expected to have a Material Adverse Effect. No ERISA Event that could reasonably be expected to have a Material Adverse Effect has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Borrower or any of its Subsidiaries. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Borrower, any of its Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Borrower, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 101(l) of ERISA is zero. Borrower, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.
4.21    Certain Fees. No broker’s or finder’s fee or commission will be payable with respect to the transactions contemplated by the Interest Redemption Agreement, except as payable to Agents and Lenders.
4.22    Solvency. The Credit Parties are and, upon the incurrence of any Obligation by any Credit Party on any date on which this representation and warranty is made, will be, on a Deconsolidated Basis, Solvent.
4.23    Interest Redemption Agreement.
(a)    Delivery. Borrower has delivered to Administrative Agent complete and correct copies of (i) the Interest Redemption Agreement and of all exhibits and schedules thereto as of the date hereof and (ii) copies of any material amendment, restatement, supplement or other modification to or waiver of the Interest Redemption Agreement entered into after the date hereof.
(b)    Conditions Precedent. On the Closing Date, (i) all of the conditions to effecting or consummating the Equity Purchase set forth in the Interest Redemption Agreement have been duly satisfied or, with the consent of Administrative Agent (not to be unreasonably withheld), waived, and (ii) the Equity Purchase has been consummated or will be consummated concurrent with the funding of the Initial Term Loans on the Closing Date in accordance with the Interest Redemption Agreement and all applicable laws.
4.24    Compliance with Statutes, Etc. Each of Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Borrower or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
4.25    Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of Borrower or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Borrower, in the case of any document not furnished by Borrower) necessary in order to make the statements contained herein or therein, taken as a whole, not misleading, as and when made, in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials have been prepared in good faith based upon assumptions that are believed by the preparer thereof to be reasonable at the time such Projections were furnished to the Administrative Agent or Lenders; provided, the Projections are not a guarantee of financial performance and actual results may differ from such Projections and such differences may be material. There are no facts known to Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.
4.26    Senior Indebtedness. The Obligations constitute “Senior Indebtedness” (or similar term) of Borrower under and as defined in any agreement, indenture and instrument pursuant to which any Subordinated Indebtedness is issued, in each case as amended to the extent permitted under the Credit Documents. The obligations of each Guarantor hereunder constitute “Senior Indebtedness” (or similar term) of such Guarantor under and as defined in any agreement, indenture and instrument pursuant to which any Subordinated Indebtedness is issued, in each case as amended to the extent permitted under the Credit Documents.
4.27    Sanctions, Anti-Corruption Laws and PATRIOT Act.
(a)    Borrower represents that neither it nor any of its Subsidiaries nor any director or officer thereof or, to the Borrower’s knowledge, any employee, affiliate or agent of Borrower or any of its Subsidiaries, is a Person that is, or is 50% or more owned or controlled by a Person or Persons that are (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union or Her Majesty’s Treasury (United Kingdom) (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including Crimea, Cuba, Iran, North Korea, Sudan and Syria).
(b)    Each Credit Party represents and covenants that it will not, directly or, to its knowledge, indirectly, use the proceeds of the Loans contemplated by the Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the credit or the transaction, whether as lender, underwriter, advisor, investor or otherwise).
(c)    None of the Credit Parties, nor any director or officer of any Credit Party, nor, to any Credit Party’s knowledge, any employee, affiliate or agent of Borrower or of any of its Subsidiaries or director or officer of any non-Guarantor Subsidiary, has taken or, other than with respect to affiliates or agents, will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage, in each case, in violation of the Foreign Corrupt Practices Act of 1977 (as amended, the “FCPA”), the United Kingdom Bribery Act of 2010 (as amended, the “UK Bribery Act”), or other European Union anti-corruption laws applicable to the Credit Parties. Borrower and its Subsidiaries have instituted and maintain and will continue to maintain policies and procedures designed to promote compliance in all material respects with such laws and with the representation and warranty contained herein.
(d)    The operations of Borrower and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements under the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of the United Kingdom and other European Union jurisdictions that are applicable to the Borrower and its Subsidiaries, the rules and regulations thereunder and any related guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”). No action, suit or proceeding by any Governmental Authority before any court or Governmental Authority, authority or body or any arbitrator against Borrower or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Borrower, threatened.
4.28    Perfection, Etc. Each Collateral Document delivered pursuant to this Agreement will, upon execution and delivery thereof, be effective to create (to the extent described therein) in favor of Administrative Agent for the benefit of the Secured Parties, legal, valid and enforceable First Priority Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and required to be perfected therein, except as to enforcement, as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and (a) when financing statements and other filings in appropriate form are filed in the offices of the Secretary of State of each Credit Party’s jurisdiction of organization or formation or such other office, any applicable documents are filed and recorded in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and any Mortgages encumbering each applicable fee-owned Material Real Estate Asset are properly filed in all appropriate places in all applicable jurisdictions and (b) upon the taking of possession or control by Administrative Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to Administrative Agent to the extent possession or control by Administrative Agent is required by the Pledge and Security Agreement), the Liens created by the Collateral Documents shall constitute fully perfected Liens so far as possible under relevant law on, and security interests in (to the extent intended to be created thereby and required to be perfected under the Credit Documents), all right, title and interest of the grantors in such Collateral in each case free and clear of any Liens other than Liens permitted hereunder.
4.29    Membership in FINRA; Registration; Etc. Except as set forth on Schedule 4.29, to the extent required pursuant to applicable law, each Broker-Dealer Subsidiary is a member in good standing of FINRA and each Broker-Dealer Subsidiary is duly registered as a broker-dealer with the U.S. Securities and Exchange Commission and/or duly registered as an introducing broker with the CFTC, and in each state where the conduct of a material portion of its business requires such registration, in each case except where the failure to so be in good standing or duly registered, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
4.30    Use of Proceeds. Borrower will use the proceeds of the Initial Term Loans made on the Closing Date as set forth in Section 5.12.

SECTION 5.    AFFIRMATIVE COVENANTS
Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.
5.1    Financial Statements and Other Reports. Borrower will deliver to Administrative Agent and Lenders:
(a)Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of the first three Fiscal Quarters of each Fiscal Year, the Deconsolidated Basis balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related Deconsolidated Basis statements of members’ equity and cash flows of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter compared to the corresponding period of the previous Fiscal Year;
(b)Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year, commencing with the Fiscal Year in which the Closing Date occurs, (i) the Deconsolidated Basis balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year and the related Deconsolidated Basis statements of income, members’ equity and cash flows of Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such Deconsolidated Basis financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto, and (ii) (A) the consolidated balance sheet of Borrower and its Subsidiaries, and, to the extent required under GAAP, the Investment Funds, as at the end of such Fiscal Year and the related consolidated statements of income, members’ equity and cash flows of Borrowers and its Subsidiaries and, if applicable, Investment Funds, for such Fiscal Year (including, segment reporting on a Deconsolidated Basis); and (B) with respect to such consolidated financial statements a report thereon of Ernst & Young or other independent certified public accountants of recognized national standing selected by Borrower, and reasonably satisfactory to Administrative Agent (which report and/or the accompanying financial statements shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Borrower and its Subsidiaries, and, if applicable, Investment Funds, as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such consolidated financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);
(c)Compliance Certificate. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate;

(d)[Reserved];
(e)Notice of Default. (A) Promptly upon any officer of Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Borrower with respect thereto or (ii) that any Person has given any notice to Borrower or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b) and (B) within five Business Days of any officer of Borrower obtaining knowledge of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;
(f)Notice of Litigation. Promptly upon any officer of Borrower obtaining knowledge of (i) any Adverse Proceeding not previously disclosed in writing by Borrower to Lenders, or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii), could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Borrower to enable Lenders and their counsel to evaluate such matters;
(g)ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;
(h)Financial Plan. As soon as practicable and in any event no later than thirty days after the beginning of each Fiscal Year, a Deconsolidated Basis financial plan for such Fiscal Year (a “Financial Plan”), including (i) a forecasted Deconsolidated Basis balance sheet and forecasted Deconsolidated Basis statements of income and cash flows of Borrower and its Subsidiaries for each such Fiscal Year, and an explanation of the assumptions on which such forecasts are based and (ii) forecasted Deconsolidated Basis statements of income and cash flows of Borrower and its Subsidiaries for each Fiscal Quarter of such Fiscal Year;
(i)Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year, a certificate from Borrower’s insurance broker(s) in form satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such certificate by Borrower and its Subsidiaries;

(j)Information Regarding Collateral. Borrower will furnish to Collateral Agent promptly (and in any event within 30 days) written notice of any change (i) in any Credit Party’s legal name, (ii) in any Credit Party’s identity or legal structure, (iii) in any Credit Party’s jurisdiction of organization or (iv) in any Credit Party’s Federal Taxpayer Identification Number or state organizational identification number. Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made, or are made concurrently with such change, under the UCC or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Collateral Documents. Borrower also agrees promptly to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed;
(k)Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(b), Borrower shall deliver to Collateral Agent a certificate of its Authorized Officer (i) either confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.1 and/or identifying such changes and (ii) certifying that all UCC financing statements (including fixtures filings, as applicable) and all supplemental intellectual property security agreements or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above (or in such Perfection Certificate) to the extent necessary to effect, protect and perfect the security interests under the Collateral Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period);
(l)Assets Under Management. As soon as available, and in any event within 90 days after the end of each Fiscal Quarter of each Fiscal Year, commencing with the Fiscal Quarter in which the Closing Date occurs, a summary setting forth the total amount of assets under management by Borrower as at the end of such Fiscal Quarter;
(m)Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Borrower to its security holders acting in such capacity or by any Subsidiary of Borrower to its equity holders, bondholders or holders of any other of its securities acting in such capacity or by any Subsidiary of Borrower to its security holders other than Borrower or another Subsidiary of Borrower, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the U.S. Securities and Exchange Commission or any other Governmental Authority and (iii) all press releases and other statements made available generally by Borrower or any of its Subsidiaries to the public concerning material developments in the business of Borrower or any of its Subsidiaries and (B) such other information and data with respect to Borrower or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent or any Lender; and
(n)Certification of Public Information. Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders. Borrower agrees to clearly identify as not containing Private Side Information all information, documents and notices provided to Administrative Agent by or on behalf of Borrower which do not contain Private Side Information. If Borrower has indicated that a document or notice delivered pursuant to this Section 5.1 contains Private Side Information, or has not indicated that such document or notice does not contain any Private Side Information, Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Non-Public Lenders. With respect to any information posted on that portion of the Platform designated for Public Lenders, such information shall not contain Private Side Information.
5.2    Existence. Except as otherwise permitted under Section 6.8, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party (other than Borrower with respect to existence) or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.
5.3    Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim.
5.4    Maintenance of Properties. Borrower will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition (subject to casualty, condemnation and ordinary wear and tear), except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect
5.5    Insurance. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third-party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Borrower and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self‑insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Borrower will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the Flood Program, in each case in compliance with any applicable regulations of the Board of Governors, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name Collateral Agent, for the benefit of the Secured Parties, as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy, contain a loss payee clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, for the benefit of the Secured Parties, as the loss payee thereunder and provide for at least thirty days’ prior written notice to Collateral Agent of any modification or cancellation of such policy or otherwise be in such form as Collateral Agent may reasonably agree.
5.6    Books and Records; Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and will authorize its independent public accountants to discuss its affairs with such authorized representatives, in each case, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to Borrower; provided, however, that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of Lenders may exercise rights of the Administrative Agent and Lenders under this Section 5.6, and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours and upon reasonable advance notice.
5.7    Lender Calls. Within 10 Business Days after the financial statements for a Fiscal Quarter or a Fiscal Year are delivered pursuant to Section 5.1, Borrower will hold a conference call with Administrative Agent and the Lenders to discuss such Fiscal Quarter or Fiscal Year, which conference call shall be scheduled at a time agreed to by Borrower and Administrative Agent.
5.8    Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5.9    Environmental.
(a)    Environmental Disclosure. Borrower will deliver to Administrative Agent and Lenders:
(i)as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;
(ii)promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any Governmental Authority under any applicable Environmental Laws, (2) any remedial action taken by Borrower or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and

(3) Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;
(iii)as soon as practicable following the sending or receipt thereof by Borrower or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any Governmental Authority, and (3) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether Borrower or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;
(iv)prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Borrower or any of its Subsidiaries that could reasonably be expected to (A) expose Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of Borrower or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Borrower or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Borrower or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and
(v)with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).
(b)    Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5.10    Subsidiaries. Upon (x) the formation or acquisition of any direct or indirect Subsidiary of Borrower other than any Excluded Subsidiary or (y) any direct or indirect Subsidiary of Borrower ceasing to be an Excluded Subsidiary, Borrower shall (a) promptly (and in any event within 30 days) cause such Subsidiary to become (i) a Guarantor hereunder and a Grantor under the Pledge and Security Agreement (unless all assets of such Subsidiary constitute Excluded Assets (as defined in the Pledge and Security Agreement)) by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(h) and 3.1(k) and in the definition of the term “Specified Real Estate Matters” set forth herein. In addition, at its option, Borrower may cause any Subsidiary (that is not required to be a Guarantor pursuant to the foregoing) to become a Guarantor, in which case, such Subsidiary shall execute and deliver the documents and take the actions described in clauses (a) and (b) of the preceding sentence. In the event that any Person becomes a Foreign Material Subsidiary, Borrower shall, or shall cause each

Wholly Owned Subsidiary (other than a Subsidiary described in clause (iii), (iv), or (v) of the definition of Excluded Subsidiary) that owns, directly or indirectly, interests of such Foreign Material Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.1(b), and Borrower shall take, or shall cause such Wholly Owned Subsidiary (other than a Subsidiary described in clause (iii), (iv), or (v) of the definition of Excluded Subsidiary) to take, all of the actions referred to in Section 3.1(h)(i) necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in 65% of the voting Equity Interests and 100% of the non-voting Equity Interests of such Foreign Material Subsidiary to the extent that such Equity Interests otherwise constitute Collateral. With respect to each such Subsidiary, Borrower shall promptly (and in any event within 30 days thereof) send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Borrower, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Borrower; and such written notice shall be deemed to supplement Schedules 4.1 and 4.2 for all purposes hereof.
5.11    Additional Material Real Estate Assets. In the event that Borrower or any Guarantor acquires a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Person shall promptly take all such actions to execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Section 3.1(h) and in the definition of the term “Specified Real Estate Matters” set forth herein, with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets. Notwithstanding the foregoing, Borrower shall not be required to execute and deliver a Mortgage in respect of any foreign Material Real Estate Asset. In addition to the foregoing, Borrower shall, at the request of Collateral Agent, deliver, from time to time, to Collateral Agent such appraisals as are required by law or regulation of Material Real Estate Assets with respect to which Collateral Agent has been granted a Lien.
5.12    Use of Proceeds. Borrower will use the proceeds of the Initial Term Loans made on the Closing Date, together with cash on hand, to finance the Transactions.
5.13    Further Assurances. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by the Collateral. Each Credit Party hereby agrees (i) that Administrative Agent may from time to time order such additional Uniform Commercial Code, United States Patent and Trademark Office, United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports as Administrative Agent deems reasonably necessary or advisable in order to verify and maintain the priority and perfection of its security interest in the Collateral and (ii) to reasonably cooperate in connection therewith.

5.14    Miscellaneous Covenants. Unless otherwise consented to by Agents or Requisite Lenders:
(a)Maintenance of Ratings. At all times, Borrower shall use commercially reasonable efforts to maintain (i) a private corporate family rating issued by Moody’s and a private corporate credit rating issued by S&P and (ii) a rating issued by Moody’s and a rating issued by S&P with respect to the Loans.
(b)Cash Management Systems. Within 30 days after the Closing Date or such later date or dates in the sole discretion of Administrative Agent, Borrower and the Guarantors shall ensure that all Cash and Cash Equivalents held by them (other than any Excluded Accounts, as defined in the Pledge and Security Agreement) are subject to a valid and perfected First Priority security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to control agreements in form and substance reasonably satisfactory to the Collateral Agent.
(c)Distribution of Income. Borrower shall cause each Subsidiary to promptly distribute (in cash) 100% of all Management Fees to Borrower when received by such Subsidiary. Such distribution shall be promptly paid or distributed directly to a deposit account or securities account of Borrower with respect to which the Collateral Agent has “control” within the meaning of Section 9-104 or Section 8-106, as applicable, of the applicable Uniform Commercial Code (subject to the requirements of the Collateral Documents).
5.15    Post-Closing Obligations. Within the applicable time periods set forth therein (or such later date or dates in the sole discretion of Administrative Agent), Borrower shall cause to be executed and delivered the documents, and to be completed the tasks, set forth in Schedule 5.15.
SECTION 6.    NEGATIVE COVENANTS
Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.
6.1    Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:
(a)the Obligations;
(b)Indebtedness of any Subsidiary to Borrower or to any other Subsidiary that is a Guarantor, or of Borrower to any Guarantor;
(c)Indebtedness of any Credit Party to any Subsidiary that is not a Guarantor, provided, with respect to any such Indebtedness, (i) all such Indebtedness shall be evidenced by the Intercompany Note, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Note and (iii) any payment by any such Guarantor under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Borrower or to any of its Subsidiaries for whose benefit such payment is made;

(d)Indebtedness in an aggregate principal amount not to exceed at any one time outstanding %3. $10,000,000 minus %3. the aggregate principal amount of Indebtedness outstanding pursuant to Section 6.1(q); provided that the aggregate principal amount of Indebtedness outstanding in reliance on this clause (d) and Section 6.1(q) owed by Subsidiaries that are not Credit Parties shall not exceed $5,000,000;
(e)Indebtedness incurred by Borrower under the SVB Credit Agreement or any other revolving credit agreement; provided, such Indebtedness (i) shall not exceed an aggregate principal amount at any time outstanding of $10,000,000 and (ii) such Indebtedness shall be secured on a pari passu basis to the Obligations and subject to Section 14 of the Pledge and Security Agreement or any other intercreditor arrangements in form and substance reasonably satisfactory to the Administrative Agent;
(f)Indebtedness incurred by Borrower or any of its Subsidiaries arising from agreements providing for indemnification, earnouts, adjustment of purchase price or similar obligations), or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Borrower or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Borrower or any of its Subsidiaries;
(g)Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, workers’ compensation claims, statutory, appeal or similar obligations incurred in the ordinary course of business;
(h)Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;
(i)guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Borrower and its Subsidiaries;
(j)guaranties by Borrower of Indebtedness of a Guarantor or guaranties by a Guarantor of Indebtedness of Borrower or another Guarantor with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1; provided, that if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations;
(k)Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing (provided that the principal amount of such Indebtedness shall not include any principal constituting interest paid in kind) or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;
(l)Indebtedness with respect to Capital Leases (and refinancings and renewals thereof) in an aggregate amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.1(m), not to exceed at any time outstanding $5,000,000;
(m)purchase money Indebtedness (and refinancings and renewals thereof) in an aggregate amount, when combined with the aggregate principal amount of all Capital Leases incurred pursuant to Section 6.1(l), not to exceed at any time outstanding $5,000,000; provided, any such Indebtedness shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness and all proceeds and products thereof;
(n)(i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary or Indebtedness attaching to assets that are acquired by Borrower or any of its Subsidiaries, in each case after the Closing Date as the result of a Permitted Acquisition; provided that (A) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof and (B) such Indebtedness is not guaranteed in any respect by any Subsidiary (other than by any such person that so becomes a Subsidiary), (ii) Indebtedness incurred to finance a Permitted Acquisition provided that (A) such Indebtedness does not mature prior to the Latest Maturity Date, (B) such Indebtedness does not have a shorter Weighted Average Life to Maturity than any Class of Loans then outstanding, (C) such Indebtedness does not have mandatory prepayment events or mandatory offer to purchase events prior to the Latest Maturity Date (other than customary asset sale or change of control mandatory prepayment or offer to purchase events); provided that Indebtedness that is secured on a pari passu basis with the Loans may require mandatory prepayments on a pro rata or less than pro rata basis with the Loans, (D) the covenants, events of default, guarantees and other terms of such Indebtedness, when taken as a whole (other than interest rate and other pricing terms and redemption premiums) are not materially more restrictive to Borrower and its Subsidiaries than those contained in the Credit Documents (except for covenants or other provisions applicable only to periods after the Latest Maturity Date), (E) Borrower shall have delivered a certificate of an Authorized Officer to Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements set forth in clauses (A) through (D), and (iii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) or (ii) above; provided that (1) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension, plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing (provided that the principal amount of such Indebtedness shall not include any principal constituting interest paid in kind), (2) the direct and contingent obligors with respect to such Indebtedness are not changed and (3) such Indebtedness shall not be secured by any assets other than the assets securing the Indebtedness being renewed, extended or refinanced; provided, further, that the aggregate principal amount of Indebtedness in reliance on this clause (n) shall not exceed at any one time outstanding the greater of (x) $10,000,000 and (y) an amount such that, at the time of any such incurrence of Indebtedness and after giving pro forma effect thereto and to the use of proceeds thereof, (I) the Total Leverage Ratio shall be less than or equal to 4.15:1.00 and (II) the Secured Leverage Ratio shall be less than or equal to 3.65:1.00; provided, further, that the aggregate principal amount of Indebtedness outstanding in reliance on this clause (n) owed by Subsidiaries that are not Credit Parties shall not exceed $5,000,000;
(o)Indebtedness under Hedge Agreements entered into in the ordinary course of business and not for speculative purposes;
(p)Subordinated Indebtedness, in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; provided that such Subordinated Indebtedness shall be subordinated to the Obligations pursuant to a subordination agreement reasonably satisfactory to the Administrative Agent; and
(q)other Indebtedness in an aggregate principal amount not to exceed at any one time outstanding the greater of (x) $10,000,000 minus the aggregate principal amount of Indebtedness outstanding pursuant to Section 6.1(d) and (y) an amount such that, at the time of any such incurrence of Indebtedness and after giving pro forma effect thereto and to the use of proceeds thereof, the Total Leverage Ratio shall be less than or equal to 4.15:1.00; provided that (A) such Indebtedness does not mature prior to the Latest Maturity Date, (B) such Indebtedness does not have a shorter Weighted Average Life to Maturity than any Class of Loans then outstanding, (C) such Indebtedness does not have mandatory prepayment events or mandatory offer to purchase events prior to the Latest Maturity Date (other than customary asset sale or change of control mandatory prepayment or offer to purchase events); provided that Indebtedness that is secured on a pari passu basis with the Loans may require mandatory prepayments on a pro rata or less than pro rata basis with the Loans, (D) the covenants, events of default, guarantees and other terms of such Indebtedness, when taken as a whole (other than interest rate and other pricing terms and redemption premiums) are not materially more restrictive to Borrower and its Subsidiaries than those contained in the Credit Documents (except for covenants or other provisions applicable only to periods after the Latest Maturity Date) and (E) Borrower shall have delivered a certificate of an Authorized Officer to Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements set forth in clauses (A) through (D); provided, further, that the aggregate principal amount of Indebtedness outstanding in reliance on this clause (q) and Section 6.1(d) owed by Subsidiaries that are not Credit Parties shall not exceed $5,000,000.
6.2    Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of any State or under any similar recording or notice statute or under any applicable intellectual property laws, rules or procedures, except:
(a)Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

(b)Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and adequate reserves have been made in accordance with GAAP;
(c)statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;
(d)Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;
(e)easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;
(f)any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;
(g)Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(h)purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;
(i)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(j)any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;
(k)non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of Borrower or such Subsidiary;
(l)Liens described in Schedule 6.2;

(m)Liens securing Indebtedness permitted pursuant to Sections 6.1(l) and (m); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;
(n)Liens securing Indebtedness permitted by (i) Section 6.1(n)(i); provided any such Lien shall encumber only those assets which secured such Indebtedness at the time such assets were acquired by Borrower or its Subsidiaries or (ii) Section 6.1(n)(iii);
(o)Liens on the Collateral securing the SVB Credit Agreement as permitted pursuant to the Pledge and Security Agreement and any Liens securing any other revolver permitted pursuant to Section 6.1(e) to the extent such Liens are permitted by the terms of the intercreditor agreement entered into in connection therewith;
(p)other Liens on assets securing Indebtedness in an aggregate amount not to exceed at any time outstanding the greater of (x) $10,000,000 and (y) 15% of Consolidated Adjusted EBITDA for the Test Period; and
(q)other Liens on the Collateral securing Indebtedness; provided that (1) such Liens shall be junior to the Liens on the Collateral securing the Obligations on the terms set forth in a Junior Lien Intercreditor Agreement, (2) such Indebtedness shall become subject to a Junior Lien Intercreditor Agreement and (3) the Indebtedness secured by such Liens shall not exceed the greater of (x) $10,000,000 and (y) an amount such that, at the time of incurrence of such Liens and after giving pro forma effect thereto and to the use of proceeds thereof, the Secured Leverage Ratio shall be less than or equal to 4.15:1.00.
6.3    No Further Negative Pledges. No Credit Party shall be party to any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations; provided that the following shall not be prohibited: (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) and, (c) restrictions required by applicable law to be contained in any investment advisory agreement of Borrower or any of its Subsidiaries and other restrictions under applicable law, (d) restrictions contained in any agreement in effect at the time a Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of Borrower, (e) customary provisions in partnership agreements, limited liability company organizational governance documents, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company or similar person, (f) any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the properties or assets of the person so acquired, (g) in the case of any joint venture or special purpose vehicle which is not a Credit Party, restrictions in such person’s organizational documents or pursuant to any joint venture agreement, stockholders agreements or similar agreement solely to the extent of the equity interests of or property held in the subject joint venture or other entity, (h) restrictions contained in the SVB Credit Agreement or other revolving credit facilities permitted under Section 6.1(d) of this Agreement; provided that such revolving credit facilities are no more materially restrictive with respect to those encumbrances and restrictions in the SVB Credit Agreement as in effect on the Closing Date, (i) restrictions contained in the organizational documents or governing documents with respect to any Investment Fund or general partner thereof, (j) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Credit Documents; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing, or (k) agreements in effect on the Closing Date and set forth on Schedule 6.3.
6.4    Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that:
(a)Restricted Junior Payments may be made pursuant to the Equity Purchase and the Special Dividend;
(b)for so long as Borrower is a pass-through or disregarded entity for U.S. federal income Tax purposes, Borrower may make Restricted Junior Payments to its members after the end of each of Borrower’s taxable years (and such earlier times as to allow such partners or members to pay estimated taxes reasonably determined in good faith by Borrower), in an amount not greater than (i) the U.S. federal taxable income of Borrower (determined by including all separately stated items of income and deduction) for such Fiscal Year, reduced (but not below zero) by (to the extent not previously taken into account) any U.S. federal taxable loss (determined including all separately stated items of income and deduction) of Borrower for any prior period, multiplied by (ii) the combined U.S. federal, state and local income tax rates on such taxable income computed using the highest aggregate marginal tax rates (including applicable surcharges, Medicare, employment and other Taxes based on income and any other similar taxes, if any, but excluding any alternative minimum tax to which any member of Borrower (and in the case of any member that is a pass-through entity or disregarded entity for U.S. federal income Tax purposes, its members, partners or shareholders as the case may be) would be subject in the relevant period of determination (as certified to Administrative Agent in an officer’s certificate of Borrower) on income derived solely in its capacity as a direct or indirect partner or member of Borrower taking into account the deductibility of state and local Taxes for federal income Tax purposes and, to the extent Borrower, at the time of making such Restricted Junior Payment, has in its possession sufficient information to enable it to make such determination, any difference in such highest effective combined rate resulting from the nature of the applicable taxable income (such as long-term capital gain as opposed to ordinary income); provided, however, that in no event shall any member of Borrower (or, in the case of any member of Borrower that is a flow-through or disregarded entity for U.S. federal income tax purposes, its partners, members or shareholders, as the case may be) be required to recontribute to Borrower any amount previously permitted to be distributed to it pursuant to this Section 6.4(b));
(c)(i) any Subsidiary may make Restricted Junior Payments to the Borrower or any Guarantor and (ii) any Subsidiary that is not a Guarantor may make Restricted Junior Payments to its direct parent company;
(d)Borrower may make repurchases of Equity Interests deemed to occur upon the “cashless exercise” of stock options or warrants or upon the vesting of restricted stock units, if such Equity Interests represent the exercise price of such options or warrants or represent withholding taxes due upon such exercise or vesting;
(e)Borrower may make Restricted Junior Payments to purchase its Equity Interests from its current or former employees (or their estates, family members or former spouses); provided that the aggregate amount of payments under this clause (e) shall not exceed, in any Fiscal Year, the greater of (x) $20,000,000 and (y) 27.5% of Consolidated Adjusted EBITDA for the Test Period; provided that, in the event the full amounts specified above for any given Fiscal Year are not utilized in such Fiscal Year, then the unused amount (not to exceed 50% of the applicable amount set forth in clause (x) or (y)) may be utilized in the immediately succeeding Fiscal Year (but not in any subsequent Fiscal Year);
(f)Borrower may make regularly scheduled payments of interest with respect to any Subordinated Indebtedness to the extent such payment is permitted by the subordination agreement applicable thereto; and
(g)Restricted Junior Payments in an amount not to exceed (i) $15,000,000, plus (ii) additional amounts not to exceed the Available Amount as in effect immediately prior to the making of such Restricted Junior Payment; provided that, in the case of any Restricted Junior Payment made in reliance on this clause (ii), (x) no Event of Default shall exist and be continuing or would exist after giving effect to such Restricted Junior Payment and (y) Borrower shall be in pro forma compliance with the Financial Covenant as of the time of such Restricted Junior Payment.
6.5    Restrictions on Subsidiary Distributions. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Borrower or any other Subsidiary of Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (c) make loans or advances to Borrower or any other Subsidiary of Borrower, or (d) transfer, lease or license any of its property or assets to Borrower or any other Subsidiary of Borrower other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.1(m) that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement, (iv) under applicable law, (v) contained in any agreement in effect at the time a Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of Borrower, (vi) contained in the SVB Credit Agreement, (vii) contained in the organizational documents or governing documents with respect to any Investment Fund or general partner thereof, (viii) imposed by any amendments or refinancings that are otherwise permitted by the Credit Documents; provided that such amendments or refinancings are no more materially restrictive than those prior to such amendment or refinancing or (ix) described on Schedule 6.5.
6.6    Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

(a)Investments in Cash and Cash Equivalents;
(b)equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in Borrower and any Guarantor;
(c)Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Borrower and its Subsidiaries;
(d)intercompany loans to the extent permitted under Section 6.1(c);
(e)loans and advances to employees of Borrower and its Subsidiaries (i) made in the ordinary course of business in an aggregate principal amount not to exceed $250,000 in the aggregate outstanding at any time or (ii) made in connection with the purchase of equity by such employee in an aggregate principal amount not to exceed $4,000,000 in the aggregate outstanding at any time;
(f)Permitted Acquisitions permitted pursuant to Section 6.8;
(g)Investments described in Schedule 6.6;
(h)Investments in Investment Funds in the capacity of a general partner or similar investor; provided that any Investment made pursuant to this clause (h) shall not be in excess of an amount that is legally or contractually required pursuant to the Investment Fund Documents;
(i)Hedge Agreements which constitute Investments;
(j)mergers and consolidations in compliance with Section 6.8;
(k)Investments made by Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.8;
(l)other Investments in Foreign Subsidiaries in an aggregate amount at any time outstanding not to exceed the greater of (x) $10,000,000 and (y) 15% of Consolidated Adjusted EBITDA for the Test Period;
(m)other Investments in an aggregate amount at any time outstanding not to exceed the greater of (x) $15,000,000 and (y) 20% of Consolidated Adjusted EBITDA for the Test Period;
(n)Investments in an amount not to exceed (i) $15,000,000, plus (ii) additional amounts not to exceed the Available Amount as in effect immediately prior to the making of such Investment; provided that, in the case of any Investment made in reliance on this clause (ii), (x) no Event of Default shall exist and be continuing or would exist after giving effect to such Investment and (y) Borrower shall be in pro forma compliance with the Financial Covenant as of the time of such Investment.

Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.4.

6.7    Financial Covenant. Total Leverage Ratio. Borrower shall not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter ending during a period specified below, beginning with the Fiscal Quarter ending September 30, 2015, to exceed the ratio indicated opposite such period:

Period	Total Leverage Ratio
July 1, 2015 through March 31, 2016	5.00:1.00
April 1, 2016 through March 31, 2017	4.00:1.00
Thereafter	3.25:1.00

6.8    Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:
(a)any Subsidiary of Borrower may be merged with or into Borrower or any Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Guarantor; provided, in the case of such a merger, Borrower or such Guarantor, as applicable shall be the continuing or surviving Person;
(b)sales or other dispositions of assets that do not constitute Asset Sales;
(c)Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) (x) are less than $2,500,000 with respect to any single Asset Sale or series of related Asset Sales and (y) when aggregated with the proceeds of all other Asset Sales under this clause (c) made within the same Fiscal Year, are less than $5,000,000; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Borrower (or similar governing body)), (2) no less than 75% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.11(a);
(d)disposals of obsolete, worn out or surplus property;
(e)Permitted Acquisitions; and
(f)Investments made in accordance with Section 6.6.

6.9    [Reserved].
6.10    Sales and Lease-Backs. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Borrower or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Borrower or any of its Subsidiaries) in connection with such lease.
6.11    Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Investment Fund or Affiliate of Borrower on terms that are less favorable to Borrower or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such an Investment Fund or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Borrower and any Subsidiary; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Borrower and its Subsidiaries; (c) compensation arrangements for officers and other employees of Borrower and its Subsidiaries entered into in the ordinary course of business; (d) any transaction between Borrower or any of its Subsidiaries and any Investment Fund in the ordinary course of business and to the extent such transaction is reasonably consistent with past practices of Borrower and its Subsidiaries; and (e) transactions described in Schedule 6.11.
6.12    Conduct of Business. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (a) the businesses engaged in by such Credit Party on the Closing Date and similar or related businesses and (b) such other lines of business as may be consented to by Requisite Lenders.
6.13    [Reserved].
6.14    Amendments or Waivers of Organizational Documents and Certain Related Agreements. No Credit Party shall, nor shall it permit any of its Subsidiaries to, agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its Organizational Documents or any of its material rights under the Interest Redemption Agreement after the Closing Date, in each case, to the extent such amendment, restatement, supplement or other modification is, taken as a whole, materially adverse to the Lenders, without in each case obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification or waiver.
6.15    Amendments or Waivers with Respect to Certain Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change (i) the SVB Credit Agreement in any manner that is materially adverse to the interests of the Lenders or (ii) any agreement governing any Subordinated Indebtedness or any Indebtedness that is secured by a Lien that is junior to the Liens on the Collateral securing the Obligations, in either case, for this clause (ii), if the modification resulting from such amendment or other change would cause such Indebtedness not to meet the requirements set forth in the applicable clauses under Sections 6.1 and 6.2 under which such Indebtedness and Liens were incurred either (x) at the time such Indebtedness and Liens were originally incurred or (y) treating such Indebtedness and Liens as if they were incurred on the date of such amendment or other change.

6.16    Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its Fiscal Year-end from the year-end for such Person as in effect on the Closing Date.
SECTION 7.    GUARANTY
7.1    Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent, for the ratable benefit of the Beneficiaries, the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”; provided that “Guaranteed Obligations” with respect to any Guarantor shall exclude all Excluded Swap Obligations of such Guarantor).
7.2    Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third-party beneficiary to the contribution agreement set forth in this Section 7.2.
7.3    Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.
7.4    Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a)this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;
(b)Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;
(c)the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;
(d)payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;
(e)any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Credit Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or any Hedge Agreements; and
(f)this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or any Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5    Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of any Credit Party or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
7.6    Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any

Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
7.7    Subordination of Other Obligations. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.
7.8    Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
7.9    Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.
7.10    Financial Condition of Borrower. Any Credit Extension may be made to Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.
7.11    Bankruptcy, Etc.
(a)    So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)    Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(c)    In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
7.12    Discharge of Guaranty upon Sale of Guarantor. If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.
7.13    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Agreement in respect of Swap Obligations; provided that each Qualified ECP Guarantor shall only be liable under this Section 7.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.13, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of each Qualified ECP Guarantor under this Section 7.13 shall remain in full force and effect until the satisfaction and discharge of all Guaranteed Obligations. Borrower and each Qualified ECP Guarantor intends that this Section 7.13 constitute, and this Section 7.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of Borrower and each Qualified ECP Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
SECTION 8.    EVENTS OF DEFAULT
8.1    Events of Default. If any one or more of the following conditions or events shall occur:
(a)Failure to Make Payments When Due. Failure by Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within three Business Days after the date due; or

(b)Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount, including any payment in settlement, payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual or aggregate principal amount of $5,000,000 or more (or, in the case of any Hedge Agreement, to the extent that the amount of such payment or other amount due thereunder is equal to or greater than $5,000,000), in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts (or Net Mark-to-Market Exposure) referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or
(c)Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 5.1(e), Section 5.2, Section 5.12 or Section 6; or
(d)Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or
(e)Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other paragraph of this Section 8.1, and such default shall not have been remedied or waived within thirty days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Borrower of notice from Administrative Agent or any Lender of such default; or
(f)Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Borrower or any of its Subsidiaries in an involuntary case under any Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Borrowers or any of its Subsidiaries under any Debtor Relief Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

(g)Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Borrower or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Borrower or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Borrower or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Borrower or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or
(h)Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in any individual or aggregate case an amount in excess of $5,000,000 (in any case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or
(i)Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty days; or
(j)Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to result in liability of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $5,000,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably would be expected to result in the imposition of a Lien or security interest pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code;
(k)Change of Control. A Change of Control shall occur; or
(l)Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof and termination of all Commitments) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within the sole control of such Person, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents; or
(m)Subordinated Indebtedness. Any Subordinated Indebtedness permitted hereunder or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations of the Credit Parties hereunder, as provided in the agreement, indenture or instrument governing such Subordinated Indebtedness, or any Credit Party, any Affiliate of any Credit Party, the trustee (or Person having a similar capacity in respect of such Subordinated Indebtedness) or the holders of at least 25% in aggregate principal amount of the Subordinated Indebtedness shall so assert; or
(n)Key Person Event. Any Key Person Event occurs and the Key Persons to which such Key Person Event relates are not replaced by Persons reasonably acceptable to the Administrative Agent within 180 days,
THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Borrower by Administrative Agent, (A) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (i) the unpaid principal amount of and accrued interest and premium on the Loans and (ii) all other Obligations, (B) all Commitments shall be terminated and (C) the Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to the Collateral Documents.
SECTION 9.    AGENTS
9.1    Appointment of Agents. MSSF is hereby appointed Syndication Agent and Arranger hereunder, and each Lender hereby authorizes MSSF to act as Syndication Agent and Arranger in accordance with the terms hereof and the other Credit Documents. MSSF is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes MSSF to act as Administrative Agent and Collateral Agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third-party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any of its Subsidiaries. The Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, MSSF, in its capacity as Syndication Agent, shall not have any obligations but shall be entitled to all benefits of this Section 9. Each of Syndication Agent, Arranger and any Agent described in clause (v) of the definition thereof may resign from such role at any time, with immediate effect, by giving prior written notice thereof to Administrative Agent and Borrower. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to Administrative Agent or any other Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.2    Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender or any other Person; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.
9.3    General Immunity.
(a)    No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.
(b)    Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected and not incur any liability in relying, upon any notice, request, certificate, consent, statement, communication, instrument, document or other writing (including any electronic message, Internet or Intranet website posting or other distribution) believed by it to be genuine and correct and to have been signed, sent or otherwise authenticated by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).
(c)    Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any the Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third-party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third-party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third-party beneficiary or otherwise, against such sub-agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.4    Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.
9.5    Lenders’ Representations, Warranties and Acknowledgment.
(a)    Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.
(b)    Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement and funding its Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.
9.6    Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent (and, in respect of the Collateral Agent, severally agrees to indemnify such Agent in proportion to its ratable share of the Secured Obligations (as defined under the Pledge and Security Agreement)), to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.
9.7    Successor Administrative Agent and Collateral Agent.
(a)    Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to Lenders and Borrower. Administrative Agent shall have the right to appoint a financial institution to act as Administrative Agent and/or Collateral Agent hereunder, subject to the reasonable satisfaction of Borrower and the Requisite Lenders, and Administrative Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation (regardless of whether a successor has been appointed or not), (ii) the acceptance of such successor Administrative Agent by Borrower and the Requisite Lenders or (iii) such other date, if any, agreed to by the Requisite Lenders. Upon any such notice of resignation or any such removal, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, Requisite Lenders shall have the right, upon five Business Days’ notice to Borrower, to appoint a successor Administrative Agent. If neither Requisite Lenders nor Administrative Agent have appointed a successor Administrative Agent, Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that, until a successor Administrative Agent is so appointed by Requisite Lenders or Administrative Agent, any collateral security held by Administrative Agent in its role as Collateral Agent on behalf of the Lenders under any of the Credit Documents shall continue to be held by the retiring Collateral Agent as nominee until such time as a successor Collateral Agent is appointed. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (A) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (B) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. Except as provided above, any resignation or removal of MSSF or its successor as Administrative Agent pursuant to this Section 9.7 shall also constitute the resignation or removal of MSSF or its successor as Collateral Agent. After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. Any successor Administrative Agent appointed pursuant to this Section 9.7 shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.
(b)    In addition to the foregoing, Collateral Agent may resign at any time by giving prior written notice thereof to Lenders and the Grantors, and Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantors and Collateral Agent signed by Requisite Lenders. Administrative Agent shall have the right to appoint a financial institution as Collateral Agent hereunder, subject to the reasonable satisfaction of Borrower and the Requisite Lenders and Collateral Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation, (ii) the acceptance of such successor Collateral Agent by Borrower and the Requisite Lenders or (iii) such other date, if any, agreed to by the Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days’ notice to Administrative Agent, to appoint a successor Collateral Agent. Until a successor Collateral Agent is so appointed by Requisite Lenders or Administrative Agent, any collateral security held by Collateral Agent on behalf of the Lenders under any of the Credit Documents shall continue to be held by the retiring Collateral Agent as nominee until such time as a successor Collateral Agent is appointed. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement and the Collateral Documents, and the retiring or removed Collateral Agent under this Agreement shall promptly (A) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (B) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents. After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was the Collateral Agent hereunder.
9.8    Collateral Documents and Guaranty.
(a)    Agents Under Collateral Documents and Guaranty. Each Secured Party hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Guaranty, the Collateral and the Collateral Documents; provided that neither Administrative Agent nor Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations with respect to any Hedge Agreement or Cash Management Agreement. Subject to Section 10.5, without further consent or authorization from any Secured Party, Administrative Agent or Collateral Agent, as applicable may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement to a Person that is not a Credit Party, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.
(b)    Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrower, Administrative Agent, Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Credit Documents may be exercised solely by Administrative Agent or Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k) or Section 1129(b)(2)(a)(ii) of the Bankruptcy Code or otherwise under the Bankruptcy Code), Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k) or Section 1129(b)(2)(a)(ii) of the Bankruptcy Code or otherwise under the Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from Requisite Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale or other disposition.
(c)    Rights Under Hedge Agreements. No Hedge Agreement or Cash Management Agreement will create (or be deemed to create) in favor of any Lender Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Credit Documents except as expressly provided in Section 10.5(c)(i) of this Agreement and Section 9.2 of the Pledge and Security Agreement. By accepting the benefits of the Collateral, such Lender Counterparty shall be deemed to have appointed Collateral Agent as its agent and agreed to be bound by the Credit Documents as a Secured Party, subject to the limitations set forth in this clause (c).
(d)    Release of Collateral and Guarantees, Termination of Credit Documents. Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Secured Obligations (as defined under the Pledge and Security Agreement but excluding the Obligations in respect of any Hedge Agreement or any Cash Management Obligations) have been paid in full (including any cash collateralization required under Section 9.2 of the Pledge and Security Agreement) and all Commitments and SVB Commitments (as defined under the Pledge and Security Agreement) have terminated or expired, upon request of Borrower, Administrative Agent shall (without notice to, or vote or consent of, any Lender, any Lender Counterparty or any Cash Management Bank) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Credit Document, whether or not on the date of such release there may be outstanding Obligations in respect of Hedge Agreements or any Cash Management Obligations. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
(e)    The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
9.9    Withholding Taxes. To the extent required by any applicable law, Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.
9.10    Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Credit Party, Administrative Agent shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its respective agents and counsel and all other amounts due Administrative Agent under Sections 2.8, 10.2 and 10.3) allowed in such judicial proceeding; and
(c)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.8, 10.2 and 10.3. To the extent that the payment of any such compensation, expenses, disbursements and advances of Administrative Agent, its agents and counsel, and any other amounts due Administrative Agent under Sections 2.8, 10.2 and 10.3 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
9.11    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their respective officers, directors, employees, agents, advisors or representatives and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their respective officers, directors, employees, agents, advisors or representatives and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 10.    MISCELLANEOUS
10.1    Notices.
(a)    Notices Generally. Any notice or other communication herein required or permitted to be given to a Credit Party, Syndication Agent, Collateral Agent or Administrative Agent shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Except as otherwise set forth in Section 3.2(b) or paragraph (b) below, each notice hereunder shall be in writing and may be personally served or sent by telefacsimile (except for any notices sent to

Administrative Agent) or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent; provided further, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) as designated by Administrative Agent from time to time.
(b)    Electronic Communications.
(i)Notices and other communications to any Agent and Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Agent or any Lender pursuant to Section 2 if such Person has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (1) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (2) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (1) of notification that such notice or communication is available and identifying the website address therefor.
(ii)Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of Administrative Agent, as determined by a final, non‑appealable judgment of a court of competent jurisdiction.
(iii)The Platform and any Approved Electronic Communications are provided “as is” and “as available.” None of the Agents or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.
(iv)Each Credit Party, each Lender and each Agent agree that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.
(v)Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.

(c)    Private Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Private Side Information. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither Borrower nor Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Credit Documents.
10.2    Expenses. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (a) all the actual and reasonable, documented out-of-pocket costs and expenses incurred in connection with the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications and any proposed consents, amendments, waivers or other modifications (whether or not effective) thereto; (b) all the costs of furnishing all opinions by counsel for Borrower and the other Credit Parties; (c) the reasonable documented, out-of-pocket fees, expenses and disbursements of external counsel to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (d) all the actual and reasonable, documented, out-of-pocket costs and expenses of creating, perfecting, recording, maintaining and preserving Liens in favor of Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel, if any) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable, documented, out-of-pocket costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the transactions contemplated by the Credit Documents and any consents, amendments, waivers or other modifications thereto; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees of outside counsel and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.
10.3    Indemnity.
(a)    In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and each of their respective officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, no

Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent (i) such Indemnified Liabilities arise from the gross negligence or willful misconduct of, or a material breach of its funding obligations under a Credit Document in bad faith by, such Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (ii) such Indemnified Liabilities arise from any dispute that is among Indemnitees (other than any dispute involving claims against Administrative Agent or any other Agent in its capacity as such), as determined by a final, non-appealable judgment of a court of competent jurisdiction that did not involve actions or omissions of Borrower, any of its Subsidiaries or any Affiliate of the Borrower or its Subsidiaries. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.
(b)    To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against each Lender, each Agent and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(c)    Each Credit Party also agrees that no Lender, Agent nor their respective Affiliates, directors, employees, attorneys, agents or sub-agents will have any liability to any Credit Party or any person asserting claims on behalf of or in right of any Credit Party or any other person in connection with or as a result of this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, in each case, except in the case of any Credit Party to the extent that any losses, claims, damages, liabilities or expenses incurred by such Credit Party or its affiliates, shareholders, partners or other equity holders have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of, or a material breach of its funding obligations by, such Lender, Agent or their respective Affiliates, directors, employees, attorneys, agents or sub-agents in performing its obligations under this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein; provided, however, that in no event will such Lender, Agent, or their respective Affiliates, directors, employees, attorneys, agents or sub-agents have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of such Lender’s, Agent’s or their respective Affiliates’, directors’, employees’, attorneys’, agents’ or sub-agents’ activities related to this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein.
10.4    Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 2.14 and Section 2.15(b) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. The rights of each Lender and its respective Affiliates under this Section 10.4 are in addition to other rights and remedies (including other rights of set-off) that such Lender or its respective Affiliates may have.
10.5    Amendments and Waivers.
(a)    Requisite Lenders’ Consent. Subject to the additional requirements of Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement or any other Credit Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Lenders shall have received at least five Business Days’ prior written notice thereof and Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Requisite Lenders stating that the Requisite Lenders object to such amendment.
(b)    Affected Lenders’ Consent. Without the written consent of each Lender that would be directly and adversely affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:
(i)    extend the scheduled final maturity of any Loan or Note;
(ii)    waive, reduce or postpone any scheduled repayment (but not prepayment);
(iii)    reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.7) or any fee or any premium payable hereunder;
(iv)    extend the time for payment of any such interest, fees or premium;
(v)    amend, modify, terminate or waive any provision of this Section 10.5(b), Section 10.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(vi)    amend the definition of “Requisite Lenders” or “Pro Rata Share”; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Loan Commitments and the Loans are included on the Closing Date; provided, further, no amendment or other modification of the proviso of the definition of the “Requisite Lenders” shall be effective without the consent of Silicon Valley Bank (so long as Silicon Valley Bank holds more than 50% of the SVB Commitments (as such term is defined under the Pledge and Security Agreement);
(vii)    release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents and except in connection with a “credit bid” undertaken by the Collateral Agent at the direction of the Requisite Lenders pursuant to Section 363(k) or Section 1129(b)(2)(a)(ii) of the Bankruptcy Code or otherwise under the Bankruptcy Code or other sale or disposition of assets in connection with an enforcement action with respect to the Collateral permitted pursuant to the Credit Documents (in which case only the consent of the Requisite Lenders will be needed for such release); or
(viii)    consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document;
provided that, for the avoidance of doubt, all Lenders shall be deemed directly and adversely affected thereby with respect to any amendment described in clauses (v), (vi), (vii) and (viii).
(c)    Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:
(i)    amend, modify or waive this Agreement or the Pledge and Security Agreement so as to alter the ratable treatment of Obligations arising under the Credit Documents and Obligations arising under Hedge Agreements or the definition of “Lender Counterparty,” “Hedge Agreement,” “Obligations,” “Secured Cash Management Agreement” or “Secured Obligations” (as defined in any applicable Collateral Document) in each case in a manner adverse to any Lender Counterparty with Obligations then outstanding without the written consent of any such Lender Counterparty; or
(ii)    amend, modify, terminate or waive any provision of the Credit Documents as the same applies to any Agent or Arranger, or any other provision hereof as the same applies to the rights or obligations of any Agent or Arranger, in each case without the consent of such Agent or Arranger, as applicable.
(d)    Execution of Amendments, Etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

10.6    Successors and Assigns; Participations.
(a)    Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, the other Agents and their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders and other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Register. Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.6(d). Each assignment shall be recorded in the Register promptly following receipt by Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.
(c)    Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments):
(i)    to any Person meeting the criteria of clause (i) of the definition of the term “Eligible Assignee” upon the giving of notice to Borrower and Administrative Agent; and
(ii)    to any Person meeting the criteria of clause (ii) of the definition of the term “Eligible Assignee” upon giving of notice to Borrower and Administrative Agent and, in the case of assignments of Loans, to any such Person (except in the case of assignments made to MSSF, or, until the primary syndication of the Loans is completed, by MSSF) consented to by each of Borrower and Administrative Agent (such consent not to be (x) unreasonably withheld or delayed or (y) in the case of Borrower, required at any time an Event of Default under Section 8.1(a), 8.1(f) or 8.1(g) shall have occurred and then be continuing); provided, further, that (A) Borrower shall be deemed to have consented to any such assignment of Loans unless it shall object thereto by written notice to Administrative Agent within 10 Business Days after having received notice thereof and (B) each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less (x), than $1,000,000, (y) such lesser amount as may be agreed to by Borrower and Administrative Agent or as shall constitute the aggregate amount of the Loans of the assigning Lender) with respect to the assignment of the Loans, or (z) the amount assigned by an assigning Lender to an Affiliate or Related Fund of such Lender.

(d)    Mechanics.
%4.    Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to Administrative Agent such forms, certificates or other evidence, if any, with respect to U.S. federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.17(c), together with payment to Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to MSSF or any Affiliate thereof or (z) in the case of an assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender).
%3.    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(e)    Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).
(f)    Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the Assignment Effective Date (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions and/or outstanding Loans of the assignee and/or the assigning Lender.
(g)    Participations.
%4.    Each Lender shall have the right at any time to sell one or more participations to any Person (other than Borrower, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. Each Lender that sells a participation pursuant to this Section 10.6(g) shall, acting solely for U.S. federal income tax purposes as a non-fiduciary agent of Borrower, maintain a register on which it records the name and address of each participant, the principal amounts of each participant’s participation interest with respect to the Loans, and the entitlement to stated interest with respect to such principal amounts (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the Internal Revenue Service, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation with respect to the Loans for all purposes under this Agreement, notwithstanding any notice to the contrary.
%3.    The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral under the Collateral Documents or all or substantially all of the Guarantors from the Guaranty (in each case, except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating.
%3.    Borrower agrees that each participant shall be entitled to the benefits of Sections 2.15(c), 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(c) (it being understood that the documentation required under Section 2.17(c) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section 10.6; provided, that (A) each participant agrees to be subject to the provisions of Sections 2.20 as if it were an assignee under paragraph (c) of this Section 10.6; and (B) a participant shall not be entitled to receive any greater payment under Section 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Borrower’s prior written consent, or such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation; provided, further, that nothing herein shall require any notice to Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such participant agrees to be subject to Section 2.14 as though it were a Lender.
(h)    Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.6 any Lender may assign, pledge and/or grant a security interest in all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; and provided, further that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.
(i)    Assignments to Borrower. Notwithstanding anything to the contrary contained in this Section 10.6 or any other provision of this Agreement, so long as (i) the sum of (x) Unrestricted Cash included in the balance sheet of Borrower and its Subsidiaries on a Deconsolidated Basis as of such date plus (y) the Availability Amount (as defined under the SVB Credit Agreement as of the date hereof) as of such date plus (z) the aggregate amount then available to be drawn as of such date under revolving credit facilities permitted under Section 6.1(e) of this Agreement shall equal or exceed $15,000,000 in the aggregate and (ii) no Default or Event of Default has occurred and is continuing or would result therefrom, each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Loan Commitment or Loans owing to it to Borrower on a non-pro rata basis (provided, however, that each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Loan Commitments), subject to the following limitations:
%4.    Borrower may conduct one or more modified Dutch auctions (each, an “Auction”) to repurchase all or any portion of the Loans, provided that, (A) notice of the Auction shall be made to all Loan Lenders and (B) the Auction shall be conducted pursuant to such procedures as the Auction Manager may establish which are consistent with this Section 10.6(i) and the Auction Procedures set forth on Exhibit J (and as defined therein) and are otherwise reasonably acceptable to Borrower, the Auction Manager, and Administrative Agent;
%4.    with respect to all repurchases made by Borrower pursuant to this Section 10.6(i), (A) Borrower shall deliver to the Auction Manager a certificate of an Authorized Officer stating that (1) no Default or Event of Default has occurred and is continuing or would result from such repurchase and (2) as of the launch date of the related Auction and the effective date of any Affiliate Assignment Agreement, it is not in possession of any information regarding Borrower, its Subsidiaries or its Affiliates, or their assets, Borrower’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender to participate in any Auction or enter into any Affiliate Assignment Agreement or any of the transactions contemplated thereby that has not previously been disclosed to the Auction Manager, Administrative Agent and the Non-Public Lenders and (B) the assigning Lender and Borrower shall execute and deliver to the Auction Manager an Affiliate Assignment Agreement; and
%4.    following repurchase by Borrower pursuant to this Section 10.6(i), the Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by Borrower), for all purposes of this Agreement and all other Credit Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document or (C) the determination of Requisite Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document. In connection with any Loans repurchased and cancelled pursuant to this Section 10.6(i), Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.
10.7    Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
10.8    Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.15(c), 2.16, 2.17, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.14, 9.3(b) and 9.6 shall survive the payment of the Loans and the termination hereof.
10.9    No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
10.10    Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or any Agent or Lender enforces any security interests or exercises any right of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or set-off had not occurred.
10.11    Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
10.12    Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
10.13    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
10.14    APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST‑JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
10.15    CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. SUBJECT TO CLAUSE (E) OF THIS SENTENCE, BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY AGREEMENT GOVERNED BY A LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND

BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.
10.16    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
10.17    Confidentiality. Each Agent and each Lender shall hold all information regarding Borrower and its Subsidiaries and their businesses obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Borrower that, in any event, Administrative Agent may disclose such information to the Lenders and each Agent and each Lender may make (i) disclosures of such information to Affiliates of such Lender or Agent and to their respective agents and advisors (or who otherwise need to know such information in order to make the disclosures permitted herein and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to Borrower and its obligations (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Credit Parties received by it from any Agent or any Lender, (iv) disclosure on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (v) disclosures in connection with the exercise of any remedies hereunder or under any other Credit Document, (vi) disclosures pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case such Agent or Lender agrees to inform Borrower promptly thereof to the extent not prohibited by law), (vii) disclosures upon the request or demand of any regulatory authority purporting to have jurisdiction over such Agent or Lender or any of its Affiliates (including any self-regulatory authority, such as the National Associate of Insurance Commissioners) and (viii) disclosures of information that (x) is publicly available other than as a result of a breach of this Section 10.17 or (y) became available to such Agent or Lender on a non-confidential basis from a source other than Borrower (provided that the source is not actually known by such Agent or Lender to be bound by a confidentiality agreement conforming substantially to the same provisions of this Section 10.17). In addition, each Agent and each Lender may disclose the existence of this Agreement and information about this Agreement that is customarily disclosed in such circumstances to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents.
10.18    Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower.
10.19    Effectiveness; Counterparts. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written notification of such execution and authorization of delivery thereof. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
10.20    Entire Agreement. This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements (other than the Engagement Letter dated as of June 21, 2015 between Borrower and MSSF, which shall survive in accordance with its terms) and understandings, oral or written, relating to the subject matter hereof.
10.21    PATRIOT Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify such Credit Party in accordance with the PATRIOT Act.
10.22    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
10.23    No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates. Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HAMILTON LANE ADVISORS, L.L.C.
By:    /s/ Randy Stilman________________
    Name:     Randy Stilman
    Title:    Chief Financial Officer
GUARANTORS:
HAMILTON LANE NEW YORK LLC
ALPHA Z II GP LLC
ALPHA Z GP LLC
HAMILTON LANE SECONDARY GP LLC
HAMILTON LANE GP VII LLC
NJHL INVESTMENTS GP LLC
HL SECOND STOCKHOLM GP LLC
HL CAPITAL OPPORTUNITIES GP LLC
HLA CARPENTERS II, LLC
HLA CARPENTERS III LLC
HAMILTON LANE NEW YORK II LLC
HAMILTON LANE NEW YORK CO-INVESTMENT LLC
HAMILTON LANE GP VI LLC
HL GOLDEN STATE LLC
HAMILTON LANE/BNP CO-INVESTMENT FUND GENPAR GP LLC
FINANCE STREET GP LLC
HAMILTON LANE STRATEGIC OPPORTUNITIES 2015 GP LLC
HL FLORIDA GROWTH LLC
HL SMID GP LLC
JATI GP LLC
HAMILTON LANE NEW YORK CO-INVESTMENT II LLC
HLSA HOLDINGS LLC
HLSA HOLDINGS II LLC
HAMILTON LANE CO-INVESTMENT GP III LLC
HAMILTON LANE GP IX LLC
HAMILTON LANE GP VIII LLC
HAMILTON LANE SECONDARY FUND II GP LLC
HAMILTON LANE SECONDARY FUND III GP LLC
HL INTERNATIONAL INVESTORS GP LLC
HL NEVADA FUND MANAGER, LLC
HL NPS CO-INVESTMENT GP LLC
HL OFFSHORE HOLDINGS GP LLC
HL PE FUND FOR THE BENEFIT OF MCG CLIENTS GP LLC
HL WYOMING NOWOOD FUND GP LLC
HLUS HOLDINGS LLC
NEW YORK CREDIT CO-INVESTMENT FUND GP LLC

By:    /s/ Randy Stilman________________
    Name:     Randy Stilman
    Title:    Chief Financial Officer

Credit and Guaranty Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender By: /s/ F. Michael Manfred________ Name: F. Michael Manfred Title: Authorized Signatory

Credit and Guaranty Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Collateral Agent By: /s/ F. Michael Manfred________ Name: F. Michael Manfred Title: Authorized Signatory Title: Authorized Signatory

Credit and Guaranty Agreement

APPENDIX A
TO CREDIT AND GUARANTY AGREEMENT

Loan Commitments

Lender	Loan Commitment	Pro Rata Share
Morgan Stanley Senior Funding, Inc.	$260,000,000	100%

APPENDIX A-1

APPENDIX B
TO CREDIT AND GUARANTY AGREEMENT
Notice Addresses
HAMILTON LANE ADVISORS, L.L.C.
One Presidential Boulevard, 4th Floor
Bala Cynwyd, PA 19004
Attention: Robert Cleveland
Facsimile: 610-617-9853
E-mail: rcleveland@hamiltonlane.com

MORGAN STANLEY SENIOR FUNDING, INC.
1585 Broadway
New York, NY 10036
Attention: Agency Team
Telephone No.: 917-260-0588
Fax No.: 212-507-6680
E-mail: AGENCY.BORROWERS@morganstanley.com

APPENDIX B-1

Schedule 4.13
Real Estate Assets

Property Address	Asset	Lessor	Lessee	Effective Date	Termination Date
One Presidential Boulevard, 4th Floor Bala Cynwyd, Pennsylvania 10994	Lease	One Presidential Associates, L.P.	Hamilton Lane Advisors, L.L.C.	8/6/2008	8/15/2010 (as extended by First Amendment)
One Presidential Boulevard, 4th Floor Bala Cynwyd, Pennsylvania 10994	First Amendment	One Presidential Associates, L.P.	Hamilton Lane Advisors, L.L.C.	10/26/2010	8/15/2020
401 City Avenue Suite 700 Bala Cynwyd, Pennsylvania 19004	Lease	401 City Avenue Associates, L.P.	Hamilton Lane Advisors, L.L.C.	6/24/2014	12/31/2021
610 Fifth Avenue, Suite 410 New York, New York 10020	Lease	RCPI Landmark Properties, L.L.C.	Hamilton Lane Advisors, L.L.C.	7/29/2013	1/31/2021
200 California Street, Suite 400 San Francisco, California 94111	Lease	200 LLC	Hamilton Lane Advisors, L.L.C.	9/1/2007	11/30/2012 (as extended by Lease Amendment)
200 California Street, Suite 400 San Francisco, California 94111	Lease Amendment	200 LLC	Hamilton Lane Advisors, L.L.C.	12/1/2012	11/30/2017
7777 Fay Avenue, Suite 206 La Jolla, California 92037	Lease	J.N. and Daniel, LLC	Hamilton Lane Advisors, L.L.C.	5/15/2007	5/14/2010 (as extended by Lease Amendment)
7777 Fay Avenue, Suite 206 La Jolla, California 92037	Lease Amendment	J.N. and Daniel, LLC	Hamilton Lane Advisors, L.L.C.	1/1/2010	12/31/2012( (as extended by Lease Amendment)
7777 Fay Avenue, Suite 200 La Jolla, California 92037	Lease Amendment	J.N. and Daniel, LLC	Hamilton Lane Advisors, L.L.C.	1/1/2013	12/31/2017
200 SW 1st Avenue, Suite 880 Ft. Lauderdale, Florida 33301	Lease	200 Brickell Ltd.	Hamilton Lane Advisors, L.L.C.	12/1/2014	11/30/2019
3753 Howard Hughes Parkway, Suite 200 Las Vegas, Nevada 89169	Service Agreement	Business Suites Hughes Center	Hamilton Lane Advisors, L.L.C.	10/1/2014	9/30/2016
800 Hingham Street Suite 2N Rockland, Massachusetts 02370	Executive Office Suites Rental Agreement	Cornerstone Executive Suites, Inc.	Hamilton Lane Advisors, L.L.C.	9/13/13	7/31/2014 (month-to-month basis)

***     Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Schedule 4.16
Material Contracts and Management Agreements
Material Contracts
None.
Management Agreements

*** [4 pages omitted]

Distribution/Investment Management Agreements

*** [1 page omitted]

Schedule 5.15
Within the applicable time periods set forth below (or such later date or dates in the sole direction of Administrative Agent), Borrower shall cause to be executed and delivered the documents, and to be completed the tasks, set forth below.

1.
Within 15 Business Days after the Closing Date (or such later date or dates as the Administrative Agent may agree in its sole discretion), Borrower shall cause to be executed and delivered to Administrative Agent (i) a control agreement or agreements with Silicon Valley Bank with respect to all deposit accounts over which control is required to be established pursuant to the Pledge and Security Agreement, (ii) a control agreement or agreements with SVB Securities with respect to all securities accounts over which control is required to be established pursuant to the Pledge and Security Agreement, and (iii) if requested by the Administrative Agent in its sole discretion, (x) an opinion of the general counsel of the Borrower as to the due authorization, execution and delivery of the control agreements delivered pursuant to clauses (i) and (ii) above and (y) an opinion from Gibson, Dunn & Crutcher LLP as to no conflicts, enforceability and perfection with respect to the control agreements delivered pursuant to clauses (i) and (ii) above, in each case, in form and substance reasonably satisfactory to Administrative Agent.

2.
Within 5 Business Days after the Closing Date (or such later date or dates as the Administrative Agent may agree in its sole discretion), Borrower shall deliver to Administrative Agent an updated Schedule VII to the Perfection Certificate in form and substance reasonably satisfactory to the Administrative Agent.

Schedule 6.1
Certain Indebtedness
None.

Schedule 6.2

Certain Liens

Liens granted by a general partner or investment manager of an Investment Fund to secure indebtedness of such Investment Fund, which Liens are limited to the right of such general partner or investment manager to call capital from the limited partners of such Investment Fund and on books and records related to such right, additions and accessions thereto and proceeds thereof.

Schedule 6.3

Negative Pledges

None.

Schedule 6.5

Certain Restrictions on Subsidiary Distributions

None.

Schedule 6.6

Certain Investments

Investments in Investment Funds and special purpose vehicles in the ordinary course of business outstanding on the Closing Date.

Schedule 6.11

Certain Affiliate Transactions

Employee Notes (see attachment)

HAMILTON LANE ADVISORS, LLC
NOTES RECEIVABLE ACCOUNTS

Purpose - loans provided to employees to finance purchase of membership interests (with recourse)
Principal Total

Account 1817: Notes Receivable- ***
Principal	24,000.00
Interest	4.45%
Interest Payment	Annually
Account 1823: Notes Receivable- ***
Principal	17,333.00
Interest	4.45%
Interest Payment	Annually
Account 1824: Notes Receivable- ***
Principal	34,667.00
Interest	4.45%
Interest Payment	Annually
Account 1825: Notes Receivable- ***
Principal	24,000.00
Interest	4.45%
Interest Payment	Annually
Account 1828: Notes Receivable- ***
Principal	50,000.00
Interest	4.45%
Interest Payment	Annually
Account 1829: Notes Receivable- ***
Principal	100,000
Interest	1.70%
Interest Payment	Annually
Account 1840: Notes Receivable- ***
Principal	31,282.29
Interest	1.70%
Interest Payment	Annually
Account 1835: Notes Receivable- ***
Principal	13,333.00
Interest	4.45%
Interest Payment	Annually

294,615.29
All notes are 10-year notes, due in December 2018, except Account No. 1829 and Account No. 1840, which are due in April 2020

AMENDMENT NO. 1 TO
CREDIT AND GUARANTY AGREEMENT
AMENDMENT NO. 1, dated as of November 7, 2016 (this “Amendment”), to the Credit and Guaranty Agreement, dated as of July 9, 2015 (the “Credit Agreement”), by and among HAMILTON LANE ADVISORS, L.L.C., a Pennsylvania limited liability company (the “Borrower”), CERTAIN SUBSIDIARIES OF BORROWER, as guarantors (the “Guarantors”), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (together with its permitted successors in such capacity, the “Administrative Agent”) and as collateral agent (together with its permitted successors in such capacity, the “Collateral Agent”), and each Lender from time to time party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
W I T N E S S E T H:
WHEREAS, the Borrower has requested changes to the Credit Documents as provided for herein;
NOW, THEREFORE, the parties hereto hereby agree as follows:
ARTICLE I

Amendments
Section 1.1.    Amendments. Subject to the occurrence of the Amendment No. 1 Effective Date, the Credit Documents are amended as follows:
(a)    Section 6.4 of the Credit Agreement is hereby amended by adding the following before the period thereof:
“; and
(h)    Restricted Junior Payments in an aggregate amount not to exceed $30,000,000 from and after the date of effectiveness of Amendment No. 1 to this Agreement”.
(b)    Schedule 4.16 of the Credit Agreement is hereby amended and restated to be as set forth in Schedule 4.16 hereto.

(c)    Paragraph 7 of the Perfection Certificate is hereby amended by replacing “each Credit Party and each of its Subsidiaries” with “Subsidiaries of the Borrower.”

ARTICLE II

Conditions to Effectiveness
Section 2.1.    Effective Date. This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) on which the following conditions are satisfied:

(a)    The Administrative Agent shall have received (i) counterparts to this Amendment duly executed and delivered by the Borrower, each Guarantor, the Administrative Agent and the Collateral Agent, and (ii) consents, in the form attached hereto as Exhibit A (each, a “Consent”), executed and delivered by the Requisite Lenders.
(b)    The Borrower shall have paid to the Administrative Agent for the account of each Applicable Lender (as defined below), a consent fee equal to 0.25% of such Applicable Lender’s Term Loans. “Applicable Lender” shall mean each Lender that has executed and delivered to the Administrative Agent the Consent to this Amendment prior to 12:00 noon, New York City time, on Wednesday, November 2, 2016 or such later date and time specified by the Borrower and notified in writing to the Lenders by the Administrative Agent.
(c)    The Borrower shall have paid all fees, costs and expenses of the Administrative Agent, including reasonable fees and disbursements of its counsel, due and payable on or prior to the Amendment No. 1 Effective Date, in the case of expenses, to the extent invoiced at least one Business Day prior to the Amendment No. 1 Effective Date.
Section 2.2.    Notification. The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 1 Effective Date.
ARTICLE III

Representations and Warranties
Each Credit Party represents and warrants as follows:
(a)    The representations and warranties contained in the Credit Documents (giving effect to the amendments set forth in Section 1.1 above) are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.
(b)    No event has occurred and is continuing that would constitute an Event of Default or a Default.
ARTICLE IV
Miscellaneous
Section 4.1.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 4.2.    Reaffirmation. Each of the undersigned Guarantors (each, a “Reaffirming Party”) hereby acknowledges this Amendment and the transactions contemplated hereby. Each Reaffirming Party hereby reaffirms all obligations and liabilities of such Reaffirming Party under the Credit Documents to which it is a party, and confirms that such obligations and liabilities shall continue to be in full force and effect and shall continue to apply to the Credit Agreement and each other Credit Document.
Section 4.3.    Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 4.4.    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 4.5.    Effect of Amendment. On and after the Amendment No. 1 Effective Date, each reference to the Credit Agreement in any Credit Document (including to any Exhibit or Schedule attached thereto) shall be deemed to be a reference to the Credit Agreement as amended by this Amendment. Except as expressly set forth in this Amendment, nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement as in effect immediately prior to the Amendment No. 1 Effective Date or any other Credit Document in similar or different circumstances. This Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.
[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

HAMILTON LANE ADVISORS, L.L.C.
By:    /s/ Randy Stilman________________
    Randy Stilman, Chief Financial Officer

GUARANTORS:
HAMILTON LANE NEW YORK LLC
ALPHA Z II GP LLC
ALPHA Z GP LLC
HAMILTON LANE SECONDARY GP LLC
HAMILTON LANE GP VII LLC
NJHL INVESTMENTS GP LLC
HL SECOND STOCKHOLM GP LLC
HL CAPITAL OPPORTUNITIES GP LLC
HLA CARPENTERS II, LLC
HLA CARPENTERS III LLC
HAMILTON LANE NEW YORK II LLC
HAMILTON LANE NEW YORK CO-INVESTMENT LLC
HAMILTON LANE GP VI LLC
HL GOLDEN STATE LLC
HAMILTON LANE/BNP CO-INVESTMENT FUND GENPAR GP LLC
FINANCE STREET GP LLC
HAMILTON LANE STRATEGIC OPPORTUNITIES 2015 GP LLC
HL FLORIDA GROWTH LLC
HL SMID GP LLC
JATI GP LLC
HAMILTON LANE NEW YORK CO-INVESTMENT II LLC
HLSA HOLDINGS LLC
HLSA HOLDINGS II LLC
HAMILTON LANE CO-INVESTMENT GP III LLC
HAMILTON LANE GP IX LLC
HAMILTON LANE GP VIII LLC
HAMILTON LANE SECONDARY FUND II GP LLC
HAMILTON LANE SECONDARY FUND III GP LLC
HL INTERNATIONAL INVESTORS GP LLC
HL NEVADA FUND MANAGER, LLC
HL NPS CO-INVESTMENT GP LLC
HL OFFSHORE HOLDINGS GP LLC
HL PE FUND FOR THE BENEFIT OF MCG CLIENTS GP LLC
HL WYOMING NOWOOD FUND GP LLC
HLUS HOLDINGS LLC
NEW YORK CREDIT CO-INVESTMENT FUND GP LLC

By:    /s/ Randy Stilman________________
    Randy Stilman, Chief Financial Officer

[Signature Page to Amendment No. 1 to Credit and Guaranty Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Collateral Agent By: /s/ Wissam Kairouz______________ Name: Wissam Kairouz Title: Managing Director/Authorized Signatory

[Signature Page to Amendment No. 1 to Credit and Guaranty Agreement]

CONSENT TO AMENDMENT NO. 1
CONSENT (this “Consent”) to Amendment No. 1 (the “Amendment”) to that certain Credit and Guaranty Agreement, dated as of July 9, 2015 (the “Credit Agreement”), by and among HAMILTON LANE ADVISORS, L.L.C., a Pennsylvania limited liability company (the “Borrower”), CERTAIN SUBSIDIARIES OF BORROWER, as guarantors (the “Guarantors”), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (together with its permitted successors in such capacity, the “Administrative Agent”) and as collateral agent (together with its permitted successors in such capacity, the “Collateral Agent”), and the Lenders party thereto from time to time. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned Lender hereby consents to the Amendment.

Date: ________________, 2016 ________________________________________, (Name of Institution) By: Name: Title: If a second signature is necessary: By: Name: Title:

[Consent to Amendment No. 1 to Credit and Guaranty Agreement]

Schedule 4.16

Material Contracts and Management Agreements
Material Contracts
None.

Management Agreements

*** [7 pages omitted]

Distribution/Investment Management Agreements

*** [1 page omitted]